                              SUBLEASE AGREEMENT


DATE OF THIS SUBLEASE:

INCORPORATION BY REFERENCE: The terms and conditions of this Sublease shall include various Sections of the Over-Lease, which are incorporated into this Sublease as if fully set forth, except that: (i) each reference to the "Premises" shall be deemed a reference to the "Subleased Premises"; (ii) each reference to "Landlord" and "Tenant" shall be deemed a reference to "Over-Tenant" and "Under-Tenant", respectively (except as expressly set forth below) and (iii) with respect to work, services, repairs, restoration, the provision of insurance or the performance of any other obligation of Landlord under the Over-Lease, Over-Tenant shall use diligent good faith efforts to obtain Landlord's performance of such obligations on Under-Tenant's behalf.

PARTIES TO THIS           Over-Tenant:             Olicom, Inc.
SUBLEASE:                 Address for notices:     1680 North Prospect Drive
                                                   Richardson, TX 75081

                          You, the Under-Tenant:   Sonoma Systems, Inc.
                          Address for notices:     4640 Admiralty Way, 6th Floor
                                                   Marina Del Rey, CA 90292-6695



INFORMATION FROM          Landlord:                Telegraph Properties, Inc.
OVER-LEASE:               Address for Notices:

                          Date of Over-Lease:      April 30, 1992 as amended
                                                   January 15, 1993 (First
                                                   Amendment) and August 27,
                                                   1997 (Second Amendment)

                          Term of Over-Lease:      From: July 1, 1992
                                                   To:  December 31, 2002

                          A copy of the Over-Lease is attached as an important part of the Sublease.

SUBLEASE TERM:            1. Beginning: December 1, 1998
                             Ending: December 31, 2002


PREMISES RENTED           2. Premises with appurtenances of the Over-Lease to be
                          leased by Over-Tenant of approximately 21,472 sq.
                          ft., subject to the rent provision contained herein.


USE OF PREMISES:          3. The premises will be used for general office use
                          with manufacturing, sales, marketing and research and development. Nothing contained herein is contrary to the use allowed in the Over-Lease.


RENT: 4. Under-Tenant shall pay to Over-Tenant without notice, set-off, or deduction of any kind, Annual Base rent, Annual Estimated Operating Costs and Annual Improvements Rent, if any, (collectively "Annual Rent") when and as required to be paid by Over-Tenant to Landlord under the Over-Lease, applicable to the Premises. Under-Tenant shall pay Annual Rent in the required amount, from December 1, 1998 to January 31, 1999, for only 15,000 sq. ft. Effective February 1, 1999 through the end of the term of this Sublease, Under-Tenant shall pay Annual Rent for 21,472 sq. ft as and when required to be paid by Over-Tenant to Landlord under the Over-Lease.

UTILITIES AND OPERATING
COSTS: 5. Under-Tenant shall be billed by the Over-Tenant for its share of the monthly utilities and operating costs of the entire building, and shall pay for such within twenty (20) days of receipt of an invoice from Over-Tenant. Failure of Under-Tenant to pay said invoice within twenty (20) days of receipt of invoice shall be considered a default under this Sublease, and Over-Tenant may take the same action for this default as described for a default within the Overlease. Under-Tenant shall be billed based upon the space occupied by it, which has been calculated at thirty-six (36%) percent.


SECURITY:                 6. The security for the Under-Tenant's performance is
                          NONE


AGREEMENT TO LEASE        7. Over-Tenant sublets the Premises to you, the
AND PAY RENT:             Under-Tenant, for the Term.  Over-Tenant states that
                          it has the authority to do so. You, the Under-Tenant agree to pay the Rent and other charges as required in the Sub-Lease to the Over-Tenant. You, the Under-Tenant, agree to do everything required of you in this Sub-Lease.


NOTICES: 8. Any notice, request or demand ("Notice") permitted or required to be given by the terms and provisions of this Sublease, or by any law or government regulation, either by Over-Tenant to Under-Tenant or by government regulation, either by Over-tenant to Under-Tenant or by Under-Tenant to Over-Tenant shall be effective only if given in writing and personally delivered or, if not personally delivered, if sent by registered or certified mail or express mail or overnight express delivery service to the addresses of the responsive parties set forth on page 1 hereof. Any such notice, shall be deemed to have been rendered or given (I) if sent by registered or certified mail, on the day it is officially recorded as delivered to or refused by the intended recipient by return receipt or equivalent, and in the absence of such record of delivery, the effective date shall be presumed to have been the third (3rd) business day after the date when it shall have been deposited in the mail as provided in this Section, (II) if sent by express mail or other overnight mail service carrier, on the date it is officially recorded by the express mail service carrier as delivered to the intended recipient or
                          (III) if delivered personally, or by expedited messenger service, upon receipt. Any party or other person, may, by notice as aforesaid, designate a different address for service of Notice upon it.


SUBJECT TO:               9. The Sublease is subject to the Over-Lease as it
                          applies to the Premises. It is also subject to any agreement to which the Over-Lease is subject as it applies to the Premises. You, the Under-Tenant, state that you have read and initialed the Over-Lease and will not violate it in any way.


UNDER-TENANT'S DUTIES AND
RIGHTS:                   10. The Over-Lease describes the Landlord's duties.
                          The Over-Tenant is not obligated to perform the Landlord's duties. If the Landlord fails to perform, you, the Under-Tenant, must notify the Over-Tenant of the Landlord's failure to perform pursuant to the Over-Lease. Under-Tenant shall indemnify the Over-tenant of its actual costs incurred, including reasonable attorney fees, if Under-Tenant stores hazardous materials on the Premises in violation of the Over-Lease. If only the Over-Tenant is in default of the Over-Lease whereas it causes the Under-Tenant to be actually physically evicted from the Premises by legal action of the Landlord, the Over-Tenant shall indemnify the Under-Tenant for its reasonable out of pocket expenses, limited to: (1) reasonable attorney fees, (2) the reasonable moving expenses of Under-Tenant's property from the Premises to a location within a thirty mile radius of the Premises, and (3) the reasonable cost difference between the Annual Rent of the Premises and the

                          Annual Rent of a similar class building of equal square footage and amenities for the remaining term length under this Sublease. If the default of the Over-Tenant is caused by the Under-Tenant, then the Over-Tenant shall not be liable for any expenses or costs attributable to the Landlord taking legal action thereby evicting the Under-Tenant. Under-Tenant shall have all the rights available to it at law or equity, except as specifically set out herein, in the event of breach of any provisions of this Sublease by the Over-Tenant.

OVER-TENANT'S DUTIES AND
RIGHTS: 11. Over-Tenant declares, warrants, and covenants that Over-Tenant shall not be in default of the Over-Lease as of the beginning of the term of this Sublease. Over-Tenant shall not enter into any agreements with Landlord to terminate or amend the Over-Lease. Over-Lease shall deliver to Under-Tenant copies of all notices received form Landlord. Over-Tenant is unaware of any hazardous materials, in violation of the Over-Lease, on the Subleased Premises. Over-Tenant shall indemnify the Under-tenant for its actual costs incurred, including reasonable attorney fees, if Over-Tenant stores hazardous materials on the Premises in violation of the Over-Lease, and such violation causes Under-Tenant to be evicted from the Premises prior to the end of the term of this Sublease. Over-Tenant covenants that it has had no notice of any condemnation action pursuant to an action based upon eminent domain. In the event the Under-Tenant defaults under any of the terms, covenants, conditions or agreements hereunder, Over-Tenant shall have the same rights and remedies as the Landlord has in the event of a default under the Over-Lease to the same extent as if same were specifically set forth herein at length with the following changes:
                          PARAGRAPH 9.1.: ten (10) days in line 3 shall be amended to seven (7) days; thirty (30) days shall be amended to twenty (20) days in lines 4 and 7; sixty
                          (60) days in line 13 shall be amended to fifty (50) days. Over-Tenant shall have all the rights available to it at law or equity, except as specifically set out herein, in the event of breach of any provisions of this Sublease by the Under-Tenant.


ADOPTING THE              12. The provisions of the Over-Lease are part of this
OVER-LEASE AND            Sublease. All the provisions of the Over-Lease
EXCEPTIONS:               applying to the Over-Tenant are binding on you, the
                          Under-Tenant, except these:

                          a) These numbered paragraphs, as described by their headings, of the Over-Lease shall not apply:

                                3.1 and 3.1.A-Initial Construction
                                3.2. and 3.2.A-Preparation of Premises for
                                  Occupancy
                                4.1.-only second sentence-Rent
                                8.1. to 8.7.-Rights of Mortgage
                                10.4-all text after first sentence-Bind and
                                  Inure
                                10.13
                                Exhibit D
                                Exhibit E
                                Paragraph 9 of the 1st Amendment
                                Paragraph 10 of the 1st Amendment
                                Paragraph 4 of the Second Amendment-Tenant
                                  Improvements
                                Paragraph 7 of the Second Amendment-Extension
                                  Time
                                Paragraph 8 of the Second Amendment


NO AUTHORITY:             13. You, the Under-Tenant, have no authority to make
                          any agreement with the Landlord.

SUCCESSORS:               14. Unless otherwise stated, this Sublease is binding
                          on all parties who lawfully succeed to the rights or take the place of the Over-Tenant or you, the Under-

                          Tenant. Examples of this are a successor corporation as a result of a merger or consolidation, or an heir.


CHANGES: 15. This Sublease can be changed only by an agreement in writing signed by all parties to this Sublease.


SIGNATURES:



Witnesses:                                  OVER-TENANT: OLICOM, INC.


                                            /s/ [ILLEGIBLE]
---------------------------------------     -----------------------------------

                                            Director of Finance & Admin.
---------------------------------------     -----------------------------------




Witnesses:                           You, the UNDER-TENANT: SONOMA SYSTEMS, INC.


                                            /s/ Steve M. Waszak
---------------------------------------     -----------------------------------

                                            Vice President, Finance
                                            and Operations
---------------------------------------     -----------------------------------

                                            Date: December 1, 1998

                           SECOND AMENDMENT TO LEASE


    This Second Amendment to Lease is made this 27th day of August, 1997 by and between Connecticut General Life Insurance Company, a Connecticut corporation ("Landlord") and Olicom, Inc., a Delaware corporation ("Tenant").

                              W I T N E S S E T H

    WHEREAS, New England Mutual Life Insurance Company, as landlord (the "Original Landlord") and Crosscom Corporation, as tenant (the "Original Tenant") entered into that certain lease dated as of April 30, 1992 with respect to premises located at 450 Donald J. Lynch Boulevard, Marlborough, Massachusetts (the "Original Lease");

    WHEREAS, Landlord is the successor-in-interest to the Original Landlord's interest as landlord under the Lease and Tenant is the successor-in-interest to the Original Tenant's interest as tenant under the Lease;

    WHEREAS, Landlord and Tenant entered into a First Amendment to Lease dated January 15, 1999 amending the Original Lease (as so amended, the "Lease");

    WHEREAS, Landlord and Tenant wish to extend the term of the Lease and to otherwise amend the Lease as set forth herein.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

    1. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Lease.

    2. Effective January 1, 1998 (the "Effective Date"), Section 1.1 of the Lease is hereby amended by substituting the data set forth below for the corresponding data set forth in the Lease:

    LANDLORD'S REPRESENTATIVE:  William Bailey

    TERM EXPIRATION DATE:  December 31, 2002

    RENTABLE FLOOR AREA
    OF TENANT'S SPACE:        59,675 square feet constituting the Total
                              Rentable Floor Area of the Building.

    ANNUAL BASE RENT:  (a) From January 1, 1998 through December 31, 1999:
                       $495,302.50; $8.30 (p.r.s.f.); (b) from January 1, 2000
                       through December 31, 2001: $554,977.50; $9.50
                       (p.r.s.f.); (c) from January 1, 2002 through December 31, 2002: $614,652.50; $10.30 (p.r.s.f.)

    ANNUAL ESTIMATED
    OPERATING COSTS:  $239,893.50; $4.02 (p.r.s.f.)(exclusive of electricity and gas charges which shall be paid directly by Tenant)

    ANNUAL RENT:  The sum of Annual Base Rent, Annual Estimated Operating Costs
                  and Annual Improvement Rent, if any (subject to the adjustment set forth in Section 4.1.1), by way of illustration computed for the period from January 1, 1998 through December 31, 1998 (subject to increase for Annual Improvement Rent, if any) as follows:

         $8.30            $4.02            $12.32        59,675 sF       $735,196.00
        Annual            Annual         (p.r.s.f.)                      Annual Rent
       Base Rent        Estimated
      (p.r.s.f.)     Operating Costs
                       (p.r.s.f.)

    TENANT ALLOWANCE:  $2.00 per square foot of Rentable Floor Area of
                       Tenant's Space.

    3. Notwithstanding any provision of the Lease to the contrary, Tenant shall pay all electricity and gas charges for the Building and the Lot (including the Premises) directly to the utilities providing such services. All such amounts shall be paid prior to the date the same become due.

    4. Notwithstanding any provision of the Lease to the contrary, Tenant shall be responsible for all improvements to Tenant's Space at Tenant's sole cost, other than as specifically set forth herein. Landlord shall provide an allowance for such work equal to the Tenant Allowance, provided, however, that Tenant may, at Tenant's election, use a portion of the Tenant Allowance to pay a brokerage fee owing to Whittier Partners in connection with this Second Amendment to Lease, Tenant acknowledges that Tenant is fully responsible for such brokerage fee. Upon notice from Tenant to Landlord of the amount of the brokerage fee, accompanied by a paid invoice therefor, Landlord shall reimburse to Tenant the amount of the brokerage fee, provided that such brokerage fee does not exceed the Tenant Allowance. To the extent that Tenant does not use the Tenant Allowance for the brokerage fee, or if Tenant does so use the Tenant Allowance and any portion of the Tenant Allowance is remaining after reimbursement of the brokerage fee, Tenant may provide notice to Landlord after completion of improvements to Tenant's Space ("Tenant's Completion Notice"), together with invoices therefor, and Landlord shall thereafter reimburse Tenant in an amount not to exceed the Tenant Allowance or the remaining balance of the Tenant Allowance, if any. Such amounts shall be reimbursed by Landlord to Tenant thirty (30) days after the later of Tenant's Completion Notice or the Effective Date. In Tenant's Completion Notice, Tenant my request Landlord to pay up to an additional $4.00 per square foot of Rentable Area of Tenant's Space to be used for improvements to Tenant's space. Such additional amount will be paid to Tenant by Landlord at Tenant's request and (i) such amount, together with interest thereon at the rate of ten percent (10%) per annum (the "Improvement Rent"), will be amortized over the period commencing on the Effective Date and ending on the Term Expiration Date, (ii) the annual amount of the Improvement Rent shall be added to the Annual Rent (the "Annual Improvement Rent"), and (iii) the Annual Improvement Rent shall be deemed to constitute a portion of Annual Rent for all purposes hereunder.

    5. Effective on the Effective Date, Section 4.2 of the Lease is hereby amended by deleting the first paragraph thereof (beginning with "Tenant's proportionate share" and ending with "Area of the Building"), the sixth paragraph thereof (including clauses (a) and (b) thereof) (beginning with "Operating Cost Escalation" and ending with "Area of the Building" in clause
(b)) and the seventh paragraph thereof (beginning with "If the management fee" and ending with "100% of operating expenses"), and substituting the following for said sixth paragraph thereof:

         "Operating Cost Escalation" shall be equal to the excess, if any, of the actual amount of Landlord's Operating Costs as indicated in Landlord's Statement over the Annual Estimated Operating Costs."

    6. Effective on the Effective Date, Section 6.1.6 of the Lease is hereby amended by inserting the following at the end thereof:

              "Notwithstanding the foregoing, upon thirty (30) days prior written notice to Landlord, Tenant shall be permitted to sublease all or any portion of the Premises during the Term to a subtenant who will use the Premises for one or more of the Permitted Uses, provided that Tenant is not then in default under this Lease, and provided further that the prior approval of Landlord is obtained, which approval shall not be unreasonably withheld or delayed. Landlord shall not be deemed to be unreasonable in withholding its approval if the proposed sublessee does not have a financial standing reasonably acceptable to Landlord as evidenced by financial statements in scope and substance satisfactory to

         Landlord and in conformity with generally accepted accounting principles and, if requested by Landlord, certified by a certified public accountant reasonably acceptable to Landlord."

    7. Tenant shall have the right and option to extend the Term for an additional period of five (5) years (the "Extension Term") commencing upon the Term Expiration Date as defined in this Second Amendment to Lease, provided that (i) Tenant shall give Landlord notice of Tenant's exercise of such option at least nine (9) months prior to the Term Expiration Date; (ii) Tenant shall not be in default in any respect at the time of giving such notice in the performance or observance of any of the terms and provisions of this Lease on the part of the Tenant to be performed or observed; and (iii) Tenant shall not have assigned the Lease or sublet any portion of that Premises, except as permitted without Landlord's consent under Section 6.1.6 hereof. If Tenant is in such default in any respect at the time of that commencement of the Extension Term, then, at the option of Landlord, in its sole discretion, exercisable by written notice to Tenant while such default continues, Tenant's exercise of its right and option to texted the Term shall be null and void and of no further force and effect, the Term shall be deemed to have expired on the Term Expiration Date, and the Landlord shall have all rights afforded to Landlord under the Lease, including, without limitation, all rights with respect to a holdover by Tenant if Tenant is still in possession of the Premises.

         Prior to the exercise by Tenant of such option, the expression
"Term" shall mean the Term until the Term Expiration Date, and after the exercise by Tenant of such option, this expression "Term" shall mean the Term as it has been extended by the Extension Term (subject to the foregoing). Except as expressly otherwise provided in the following paragraph and except for the provisions of this Paragraph 6, all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the Extension Term. If Tenant shall give notice of its exercise of said option to extend in the manner and within the time period provided aforesaid, the term shall be extended upon the giving of such notice without the requirement of any further action on the part of either Landlord or Tenant. If Tenant shall fail to give timely notice of the exercise of any such option as aforesaid, Tenant shall have no right to extend the term of this Lease, time being of the essence of the foregoing provisions.

         The Annual Base Rent payable during the Extension Term shall be the amount being the greater of (i) the Annual Base Rent in effect for the Lease Year immediately preceding the commencement of the Extension Term or (ii) the Fair Market Rent for the Premises, as determined below, as of the commencement of the Extension Term. If for any reason the Annual Base Rent payable during the Extension Term has not been determined as of the commencement of the Extension Term, Tenant shall pay the Annual Base Rent payable during the year immediately preceding the Term Expiration Date until the Annual Base Rent for the Extension Term is determined, at which time, an appropriate adjustment, if any, shall be made.

         For purposes hereof, the Fair Market Rent shall mean the fair rent for the Premises as of the commencement of the Extension Term under market conditions then existing. Fair Market Rent shall be determined by agreement between Landlord and Tenant, but if Landlord and Tenant are unable to agree upon the Fair Market Rent at least six (6) months prior to the date upon which the Fair Market Rent is to take effect, then the Fair Market Rent shall be determined by appraisal made as hereinafter provided by a board of three
(3) reputable independent commercial real estate consultants, appraisers, or brokers, each of whom shall have at least ten (10) years of experience in the Marlborough office rental market and each of whom is hereinafter referred to as "appraiser". Tenant and Landlord shall each appoint one such appraiser and the two (2) appraisers so appointed shall appoint the third appraiser. The cost and expenses of each appraiser appointed separately by Tenant and Landlord shall be borne by the party who appointed the appraiser. The cost and expenses of the third appraiser shall be shared equally by Tenant and Landlord. Landlord and Tenant shall appoint their respective appraisers at least five (5) months prior to commencement of the period for which Fair Market Rent is to be determined and shall designate the appraisers so appointed by notice to the other party. The two appraisers so appointed and designated shall appoint the third appraiser at least four (4) months prior to the commencement of such period and shall designate such appraiser by notice to Landlord and Tenant. The board of three (3) appraisers shall determine the Fair Market Rent of the space in question as of the commencement of the period to which the Fair Market Rent shall apply and shall notify Landlord and Tenant of their determinations at least sixty (60) days prior to the commencement of such period. If the determinations of the Fair Market Rent of any two (2) or all three (3) appraisers shall be identical in amount, said amount shall be deemed to be the Fair Market Rent of the subject space. If the determinations of all three (3) appraisers shall be different in the amount, the average of the two (2) values nearest in amount shall be deemed the Fair Market Rent. The Fair Market Rent of the subject space determined in accordance with the provisions of this Section shall be binding and conclusive on Tenant and Landlord.

    8. Tenant and Landlord represent and warrant that each has dealt with no broker in connection with this transaction other than Spaulding and Stye Colliers Limited Partnership and Whittier Partners and Tenant and Landlord agree to defend, indemnify and hold the other harmless from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by a broker or agent with which such party has had any dealings other than Spaulding and Stye Colliers Limited Partnership (for which Landlord shall be responsible) in the case of Tenant and Whittier Partners (for which Tenant shall be responsible) in the case of Landlord, with respect to this Second Amendment to Lease.

     9. Except as amended hereby, the Lease shall remain modified and in full force and effect.

    10. Notwithstanding the foregoing, in the event that Tenant is in default of any obligation on the Effective Date, this Second Amendment to Lease shall at Landlord's option, in its sole discretion, be null and void of no further force and effect, unless Tenant effects a cure of each such default within the applicable cure period, if any.

    EXECUTED as a sealed instrument on the day and year first written above.

                                       LANDLORD:

                                       CONNECTICUT GENERAL LIFE
                                       INSURANCE COMPANY

                                       By:  CIGNA Investments, Inc.



                                            By:   /s/ James H. Rogers
                                                -----------------------
                                                Its:  JAMES H. ROGERS
                                                      MANAGING DIRECTOR

                                       TENANT:

                                       OLICOM, INC.



                                       By:   /s/ David F. Burkey
                                          -----------------------------
                                          Name: David F. Burkey
                                          Its:  Chief Financial Officer
                                          Hereunto duly authorized

                            FIRST AMENDMENT TO LEASE

This First Amendment to Lease is made the 15 day of January, 1993 by and between Connecticut General Life Insurance Company, acting through CIGNA Investments, Inc. ("Landlord") and CrossComm Corporation, a Delaware corporation ("Tenant").

                              W I T N E S S E T H

     WHEREAS, New England Mutual Life Insurance Company, as landlord ("NEL") and Tenant, as tenant, are parties to that certain Lease dated as of April 30, 1992 regarding premises located at 450 Donald J. Lynch Boulevard, Marlborough, Massachusetts (the "Lease");

     WHEREAS, Landlord is the successor in interest to NEL's interest as landlord under the Lease;

     WHEREAS, Landlord and Tenant now desire to modify the Lease to, among other matters, extend the term and to add additional space to the premises leased by Tenant;

     NOW, THEREFORE, for good and valuable consideration, the Landlord and Tenant hereby agree as follows:

     1. Capitalized terms used herein and not defined herein shall have the meaning set forth in the Lease.

     2. Section 1.1 of the Lease is hereby amended by deleting the existing provisions and inserting the following provisions in lieu thereof:

1.1  SUBJECTS REFERRED TO:

     Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1;

LANDLORD:  CIGNA Investments, Inc.

MANAGING AGENT:  Spaulding and Slye Company

LANDLORD'S & MANAGING AGENT'S ADDRESS:

     c/o Spaulding and Slye Company
     25 Burlington Mall Road
     Burlington, MA  01803
     Attn:  Treasurer

LANDLORD'S REPRESENTATIVE:  Peter L. Johnson

TENANT:  CrossComm Corporation, a Delaware corporation

TENANT'S ADDRESS (FOR NOTICE AND BILLING):

     450 Donald J. Lynch Boulevard, Marlborough, MA  01752

TENANT'S REPRESENTATIVE:  Arthur W. Coviello, Jr.

BUILDING ADDRESS:

     450 Donald J. Lynch Boulevard, Marlborough, MA, being the parcel more particularly described on EXHIBIT A (the "Lot"). The building located at 450 Donald J. Lynch Boulevard, Marlborough, MA is referred to herein as the "Building". "Tenant's Original Space" in said Building is defined as the area indicated by cross-hatching on the plan attached hereto as EXHIBIT B. "Tenant's Additional Space" in said Building is the remaining area in the Building not cross-hatched on EXHIBIT B.

RENTABLE FLOOR AREA OF TENANT'S SPACE: 38,824 square feet, as indicated by cross-hatching on the plan attached hereto as EXHIBIT B, provided, however, that on the Additional Premises Term Commencement Date (as hereinafter defined) the Rentable Floor Area of Tenant's Space shall be 59,675 square feet.

TOTAL RENTABLE FLOOR AREA OF THE BUILDING:  59,675 square feet

TENANT'S DESIGN COMPLETION DATE:  May 15, 1992

TENANT'S ADDITIONAL PREMISES DESIGN COMPLETION DATE:  December 31, 1992

ORIGINAL PREMISES TERM COMMENCEMENT DATE:  July 10, 1992

ADDITIONAL PREMISES SCHEDULED TERM COMMENCEMENT DATE:  April 1, 1993

TERM EXPIRATION DATE:  December 31, 1997

ANNUAL BASE RENT:

     With respect to the Original Premises:

          From Original Premises
          Term Commencement Date
          to 6/30/93:               $135,884;  $3.50 (p.r.s.f.)
          From 7/1/93 to 6/30/94:   $223,238;  $5.75 (p.r.s.f.)
          From 7/1/94 to 6/30/95:   $242,650;  $6.25 (p.r.s.f.)
          From 7/1/95 to 6/30/96:   $262,062;  $6.75 (p.r.s.f.)
          From 7/1/96 to 6/30/97:   $281,474;  $7.25 (p.r.s.f.)
          From 7/1/97 to 12/31/97:  $223,238;  $5.75 (p.r.s.f.)

     With respect to the Additional Premises:

          From Additional Premises
          Term Commencement Date
          to 6/30/93:               $72,978.50;   $3.50 (p.r.s.f.)
          From 7/1/93 to 6/30/94:   $119,893.25;  $5.75 (p.r.s.f.)
          From 7/1/94 to 6/30/95:   $130,318.75;  $6.25 (p.r.s.f.)
          From 7/1/95 to 6/30/96:   $140,744.25;  $6.75 (p.r.s.f.)
          From 7/1/96 to 6/30/97:   $151,169.75;  $7.25 (p.r.s.f.)
          From 7/1/97 to 12/31/97:  $119,893.25;  $5.75 (p.r.s.f.)

ANNUAL ESTIMATED OPERATING COSTS:

          $343,131.25; $5.75 (p.r.s.f.); which amount includes an Annual Estimated Electrical Cost of $1.66 p.r.s.f.

ANNUAL RENT:

     With respect to the Original Premises:

          $359,122; $9.25 (p.r.s.f.) (subject to an annual adjustment as provided in the definition of Annual Base Rent and the adjustment set forth in
Section 4.1.1), by way of illustration computed for Year 1 as follows:

                 $3.50        +         $5.75         =        $9.25
              Annual Base         Annual Estimated            p.r.s.f.
                 Rent             Operating Costs
              (p.r.s.f.)             (p.r.s.f.)

     With respect to the Additional Premises:

          $192,871.75; $9.25 (p.r.s.f.) (subject to an annual adjustment as provided in the definition of Annual Base Rent and the adjustment set forth in
Section 4.1.1), by way of illustration computed for Year 1 as follows:

                 $3.50        +         $5.75         =        $9.25
              Annual Base         Annual Estimated            p.r.s.f.
                 Rent             Operating Costs
              (p.r.s.f.)             (p.r.s.f.)

FIRST FISCAL YEAR FOR TENANT'S PAYING OPERATING COST ESCALATION:
YEAR ENDING December 31, 1992

SECURITY DEPOSIT:  None

GUARANTOR:  None

TENANT ALLOWANCE: $7.00 per square foot included in the Rentable Floor Area of Tenant's Space

TENANT IMPROVEMENT REIMBURSEMENT TO LANDLORD:

         Amounts expended by Landlord in excess of the Tenant Allowance.

PERMITTED USES:

         General office use, assembly and storage of electrical or electronic products, and research and development.

PUBLIC LIABILITY INSURANCE:   BODILY INJURY:      $2,000,000
                              PROPERTY DAMAGE:    $1,000,000

         3. Effective as of the Additional Premises Term Commencement Date
(i) the term "Original Premises" shall mean the Tenant's Original Space, subject to the exclusions set forth in the first paragraph of Section 2.1, the term "Additional Premises" shall mean the Tenant's Additional Space, subject to the exclusions set forth in the first paragraph of Section 2.1, and the term "Premises" shall mean the Original Premises and the Additional Premises, and (ii) the second paragraph of Section 2.1 of the Lease is deleted in its entirety and the following paragraph is inserted in lieu thereof:

         Tenant shall have, as appurtenant to the Premises, the right to use all of the parking spaces and loading docks provided on the Lot.

         4. Sections 2.1.1 and 2.1.2 are deleted in their entirety.

         5. Section 2.2 is hereby deleted in its entirety and the following language is inserted in lieu thereof:

         With respect to the Original Premises, to have and to hold for a period (the "Original Premises Term") commencing on the Original Premises Term Commencement Date and continuing until the Term Expiration Date, unless sooner terminated as provided in Section 3.2 or 7.1 or in Article IX.

         With respect to the Additional Premises, to have and hold for a period (the "Additional Premises Term") commencing on the earliest of (a) if Landlord is not obligated to perform construction work, on the Additional Premises Scheduled Term Commencement Date, or (b) if Landlord is obligated to perform construction work pursuant to EXHIBIT C-1, on the date on which the Additional Premises are deemed ready for occupancy as provided in Section 3.2A, and (c) in all events, the date on which Tenant occupies and operates Tenant's business in all or any part of the Additional Premises (whichever of said dates is appropriate being hereafter referred to as the "Additional Premises Term Commencement Date"), and continuing until the Term Expiration Date, unless sooner terminated as provided in Section 3.2 or 7.1 or in Article IX. The defined term "Term" shall mean the Original Premises Term and/or the Additional Premises Term, as the context may require.

         Promptly after the Additional Premises Term Commencement Date is ascertained as provided above, Landlord and Tenant shall execute, in recordable form, a written declaration in the form attached hereto as EXHIBIT D-1 setting forth the Additional Premises Term Commencement Date.

         6. Section 2.2.1 of the Lease is hereby deleted in its entirety.

         7. Sections 3.1 and 3.2 shall hereinafter be deemed to refer only to the construction of leasehold improvements for the Original Premises only.

         8. Section 3.1.1 is hereby amended by inserting the words "and on the exterior of the Building facing Route I-290" after the word "Building" appearing in the fourth line thereof.

         9. Tenant acknowledges that Landlord has completed the leasehold improvements to the Original Premises required under Sections 3.1 and 3.2 of the Lease and has paid the entire Tenant Allowance payable with respect to the Original Premises. Landlord shall construct leasehold improvements to the Additional Premises in accordance with the following provisions, which shall be added as Sections 3.1A and 3.2A, respectively, of the Lease:

3.1A  INITIAL CONSTRUCTION.

         On or before Tenant's Additional Premises Design Completion Date, Tenant shall provide to Landlord for approval complete sets of construction drawings and specifications (the "Additional Premises Complete Plans") prepared at Tenant's expense by Landlord's architect or an architect approved by Landlord and Landlord's engineer, including but not limited to:

         a.       Furniture and Equipment Layout Plans;
         b.       Dimensioned Partition Plans;
         c.       Dimensioned Electrical and Telephone Outlet Plans;
         d.       Reflected Ceiling Plans;
         e.       Door and Hardware Schedules;
         f. Room Finish Schedules, including wall, carpet and floor tile colors;
         g.       Electrical, mechanical and structural engineering plans; and
         h. All necessary construction details and specifications for work not specified in EXHIBIT C-1.

         Landlord and Tenant shall initial the Additional Premises Complete Plans after the same have been submitted by Tenant and approved by Landlord. Landlord shall respond to submittal of the Additional Premises Complete Plans within five business days.

         All of Tenant's construction, installation of furnishings, and later changes or additions shall be coordinated with any work being performed by Landlord in such manner as to maintain harmonious labor relations and not to damage the Building or Lot or interfere with Building operations. Except for installation of furnishings and the installation of telephone outlets which must be performed by the local telephone company at Tenant's direction and expense, all work described in the Additional Premises Complete Plans (the "Additional Premises Leasehold Improvements") shall be performed by Landlord's Contractor.

         In the event that the aggregate cost of the Additional Premises Leasehold Improvements based upon bids received by Landlord exceeds the Tenant Allowance, then at Tenant's option, Tenant shall cause Tenant's Representative, and Landlord shall cause Landlord's Contractor, to promptly consult with each other in order to work out modifications to the Additional Premises Complete Plans to respond to such excess costs. Any delay caused by this process respecting modifications shall be deemed to be a delay caused by Tenant for purposes of Section 3.2A.

         Tenant shall pay to Landlord as additional rent a sum equal to all costs incurred by Landlord on account of the Additional Premises Leasehold Improvements (excluding, however, the Tenant Allowance applicable to the Additional Premises, but including in the costs so incurred the cost to Landlord of preparing and reviewing the Additional Premises Complete Plans, of securing all permits and licenses required for the construction of the Additional Premises Leasehold Improvements, and of Landlord's Contractor's overhead and profit equal to 20% of costs of work not covered by the Tenant Allowance), hereinafter called "Additional Premises Tenant Improvement Reimbursement to Landlord" or "APTIR". Tenant shall pay to Landlord 50 percent (50%) of the APTIR prior to Landlord's commencement of construction of the Additional Premises Leasehold Improvements, and thereafter as construction of the Additional Premises Leasehold Improvements progresses, on submission by Landlord to Tenant of a statement on or about the first day of each month showing construction and design costs incurred. Such statement shall be accompanied by a certificate of Landlord's Contractor that all payments then due to laborers, materialmen and subcontractors have been made, less the aggregate amount of prior monthly progress payments made by Tenant. On the earlier of occupancy or the Additional Premises Term Commencement Date, Tenant shall pay to Landlord a sum equal to the unpaid balance of APTIR. In addition to paying APTIR as above provided, Tenant shall pay an amount equal to all costs incurred by Landlord as a result of any change orders signed by Tenant and Landlord affecting the Additional Premises Complete Plans, including the cost to Landlord of Landlord's Contractor's overhead and profit equal to 20% of those costs exclusive of overhead and profit. Amounts due and payable on account of such change orders shall be included in the monthly statements relating to APTIR provided for above, and Tenant shall pay therefor in accordance with each such statement within 30 days, and in all events by the Additional Term Premises Commencement Date.

     Landlord will not approve any construction, alterations, or additions requiring unusual expenses to readapt the Additional Premises to normal office use on lease termination or increasing the cost of construction, insurance or taxes on the Building or of Landlord's services called for by Section 5.1 unless Tenant first gives assurances acceptable to Landlord that such readaptation will be made prior to such termination without expense to Landlord and makes provisions acceptable to Landlord for payment of such increased cost. Landlord will also disapprove any alterations or additions requested by Tenant which will delay completion of the Additional Premises or the Building. All changes and additions shall be part of the Building except such items as mutually agreed upon by Landlord and Tenant by writing at the time of approval to be either removed by Tenant on termination of this Lease or removed or left at Tenant's election.

3.2A  PREPARATION OF PREMISES FOR OCCUPANCY.

     If Landlord is obligated to perform construction work pursuant to EXHIBIT E-1, Landlord agrees to use reasonable efforts to have the Additional
Premises ready for occupancy on or before the Additional Premises Scheduled Term Commencement Date, which shall, however, be extended for a period equal to that of any delays due to governmental regulations, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes beyond Landlord's reasonable control. The Additional Premises shall be deemed ready for occupancy on the date on which the Additional Premises Leasehold Improvements, as specified in EXHIBIT E-1 and in the Additional Premises Complete Plans, are ready for occupancy as determined by (a) certification by Landlord's architect with the exception of minor items which can be fully completed without material interference with Tenant's business, and (b) issuance of a Certificate of Occupancy or a temporary Certificate of Occupancy by the appropriate authority of the City of Marlborough; provided, however, that if Landlord is unable to complete construction due to delay in Tenant's compliance with the provisions of Section 3.1A of this Lease, then the Additional Premises shall be deemed ready for occupancy no later than the Additional Premises Scheduled Term Commencement Date.

     Landlord shall permit Tenant access for installing equipment and furnishings in the Additional Premises prior to the Additional Premises Term Commencement Date if it can be done without material interference with completion of the Building or remaining portions of the Additional Premises Leasehold Improvements.

     In the event of Tenant's failure to comply with the provisions of Section 3.1A to submit information or to deliver construction drawings and specifications which meet Landlord's approval, after 30 days' notice from Landlord, Landlord may, at Landlord's option, exercisable by notice to Tenant, either (i) terminate this Lease with respect to the Additional Premises on the date specified in said notice to Tenant, and upon such termination Landlord shall have all the rights provided in
Article IX of this Lease in the event of Tenant's default, or (ii) assess Tenant liquidated damages in an amount equal to the Annual Rent with respect to the Additional Premises divided by 365 for each day such failure continues, which damages shall be paid to Landlord on the Additional Premises Term Commencement Date. Notwithstanding the foregoing provisions, if the Additional Premises are not deemed ready for occupancy within 60 days after the Additional Premises Scheduled Term Commencement Date for whatever reason, other than Tenant's default, Tenant may elect to cancel this Lease with respect to the Additional Premises at any time thereafter while the Additional Premises are not deemed ready for occupancy by giving notice to the Landlord of such cancellation which shall be effective when given, it being understood that said election shall be Tenant's sole remedy at law or in equity for Landlord's failure to have the Additional Premises ready for occupancy.

     10. Section 4.1 of the Lease is hereby amended by inserting the following provision at the end of the section:

     Tenant shall receive a credit against the Annual Rent payable with respect to the Additional Premises in the amount of $152.63 per day for the period beginning on the Additional Premises Term Commencement Date and ending on June 30, 1993.

     11. Except as amended hereby, the Lease is in all other respects ratified and confirmed.

     EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

                                             LANDLORD

                                             CONNECTICUT GENERAL LIFE INSURANCE
                                             COMPANY

                                             BY: CIGNA Investments, Inc.



                                                  By: /s/ Robert Fair
                                                     ---------------------------
                                                     Its [ILLEGIBLE]

                                             TENANT:

                                             CrossComm Corporation

                                                  By: /s/ [ILLEGIBLE]
                                                      --------------------------
                                                      Its V.P. Financial
                                                      Hereunto duly authorized

                                   EXHIBIT C-1
                                   -----------

                              Intentionally Omitted

                                   EXHIBIT D-1

                        Form of Second Amendment to Lease

     This Second Amendment to Lease, made this______day of ___________________________, 1993 by and between Connecticut General Life Insurance Company, acting through CIGNA Investments, Inc. ("Landlord") and CrossComm Corporation, a Delaware corporation ("Tenant").

                                   WITNESSETH:

     WHEREAS, New England Mutual Life Insurance Company, as landlord ("NEL") and Tenant, as tenant, are parties to that certain Lease dated as of April 30, 1992 regarding premises located at 450 Donald J. Lynch Boulevard, Marlborough, Massachusetts ( the "Original Lease");

     WHEREAS, Landlord is the successor in interest to NEL's interest as landlord under the Lease;

     WHEREAS, Landlord and Tenant are parties to a First Amendment to Lease dated as of January ___, 1993 (the Original Lease, as so amended, is hereinafter referred to as the "Lease");

     WHEREAS, all terms defined in the Lease shall have the same meanings when referred to herein; and

     WHEREAS, Landlord and Tenant agreed to confirm the Additional Premises Term Commencement Date, pursuant to and in accordance with Article II thereof;

     NOW, THEREFORE, for consideration paid by each to the other, Landlord and Tenant hereby agree that the Additional Premises Term Commencement Date is ______________________, 1993.

     Except as hereby modified and amended, all other terms, provisions, covenants and conditions of the Lease shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment to Lease as a sealed instrument on or as of the day and year first above written.

WITNESS:                                  LANDLORD:

                                          CONNECTICUT GENERAL LIFE INSURANCE
                                          COMPANY
-------------------------------
                                          BY: CIGNA Investments, Inc.


                                          By:___________________________
                                             Its

                                          TENANT:

                                          CrossComm Corporation

                                          By:____________________________
                                             Its
                                             Hereunto duly authorized

                                  EXHIBIT E-1
                                  -----------


                    Not yet available - to be agreed upon by
                      Landlord and Tenant at a later date

                                     Lease

                                 by and between

              New England Mutual Life Insurance Company, Landlord


                                      and

                         CrossComm Corporation, Tenant




                 450 Donald J. Lynch Boulevard, Marlborough, MA

                              As of April 30, 1992

                 DATE OF LEASE EXECUTION: as of April 30, 1992
                         (To be completed by Landlord)



                                    ARTICLE I

                                 REFERENCE DATA

1.1  SUBJECTS REFERRED TO:

     Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

LANDLORD:  New England Mutual Life Insurance Company

MANAGING AGENT:  Spaulding and Slye Company

LANDLORD'S & MANAGING AGENT'S ADDRESS:

     c/o Spaulding and Slye Company
     25 Burlington Mall Road
     Burlington, MA  01803
     Attn:  Treasurer

LANDLORD'S REPRESENTATIVE:  Peter L. Johnson

TENANT:  CrossComm Corporation, a Delaware corporation

TENANT'S ADDRESS (FOR NOTICE AND BILLING):

     Prior to the Commencement Date (as defined in Section 2.2), at 140C Locke Drive, P. O. Box 699, Marlborough, MA 01752; from and after the Commencement Date, at the Premises.

TENANT'S REPRESENTATIVE:  Arthur W. Coviello, Jr.

BUILDING ADDRESS:

     450 Donald J. Lynch Boulevard, Marlborough, MA, being the parcel more particularly described on EXHIBIT A (the "Lot"). The building located at 450 Donald J. Lynch Boulevard, Marlborough, MA is referred to herein as the "Building." "Tenant's Space" in said Building is defined as the area indicated by cross-hatching on the plan attached hereto as EXHIBIT B.

RENTABLE FLOOR AREA OF TENANT'S SPACE: 38,824 square feet, as indicated by cross-hatching on the plan attached hereto as EXHIBIT B.

TOTAL RENTABLE FLOOR AREA OF THE BUILDING:  59,675 square feet

TENANT'S DESIGN COMPLETION DATE:  May 15, 1992

SCHEDULED TERM COMMENCEMENT DATE:   July 1, 1992

TERM EXPIRATION DATE: June 30, 1997

APPROXIMATE TERM: Five Years

ANNUAL BASE RENT:     Year 1 of Term:   $135,884;  $3.50 (p.r.s.f.)
                      Year 2 of Term:   $223,238;  $5.75 (p.r.s.f.)
                      Year 3 of Term:   $242,650;  $6.25 (p.r.s.f.)
                      Year 4 of Term:   $262,062;  $6.75 (p.r.s.f.)
                      Year 5 of Term:   $281,474;  $7.25 (p.r.s.f.)

ANNUAL ESTIMATED OPERATING COSTS: $343,131.25; $5.75 (p.r.s.f.); which amount includes an Annual Estimated Electrical Cost of $1.66 p.r.s.f.

ANNUAL RENT: $359,122; $9.25 (p.r.s.f.) (subject to an annual adjustment as provided in the definition of Annual Base Rent and the adjustment set forth in
Section 4.1.1.), by way of illustration computed for Year 1 as follows:

                 $3.50     +        $5.75         =    $9.25
              Annual Base      Annual Estimated       p.r.s.f.
                 Rent          Operating Costs
              (p.r.s.f)          (p.r.s.f.)

FIRST FISCAL YEAR FOR TENANT'S PAYING OPERATING COST ESCALATION: YEAR ENDING December 31, 1992

SECURITY DEPOSIT:  None

GUARANTOR:  None

TENANT ALLOWANCE: $7.00 per square foot included in the Rentable FLoor Area of Tenant's Space

TENANT'S IMPROVEMENT REIMBURSEMENT TO LANDLORD:

       Amounts expended by Landlord in excess of the Tenant Allowance.

PERMITTED USES:

       General office use, assembly and storage of electrical or electronic products, and research and development.

PUBLIC LIABILITY INSURANCE:  BODILY INJURY:  $2,000,000
                             PROPERTY DAMAGE: $1,000,000

SPECIAL PROVISIONS:

       OPTION TO EXPAND: Tenant has the option to expand pursuant to Section 2.1.1.

       RIGHT OF FIRST OFFER TO LEASE: Tenant has the right of first offer to lease other available space in the Building pursuant to Section 2.1.2.

       RIGHT TO TERMINATE: Tenant has the right to terminate pursuant to Section 2.2.1.

1.2    EXHIBITS.

       The exhibits listed below in this Section are incorporated in this lease by reference and are to be construed as part of this Lease:

       EXHIBIT A         Description of the Lot

       EXHIBIT B         Plan showing Tenant's Space

       EXHIBIT C         Intentionally Omitted

       EXHIBIT D         Form of First Amendment to Lease setting forth the
                         Commencement Date

       EXHIBIT E         Specifications of Leasehold Improvements and Tenant
                         Layout (if applicable)

       EXHIBIT F         Landlord's Services

       EXHIBIT G         Rules and Regulations


1.3    TABLE OF CONTENTS                                                         PAGE

ARTICLE II  -  PREMISES AND TERM..............................................    6

  Section 2.1      Premises...................................................    6
          2.1.1    Option to Expand...........................................    6
          2.1.2    Right of First Offer to Lease..............................    7
  Section 2.2      Term.......................................................    8
          2.2.1    Right to Terminate.........................................    9

ARTICLE III  -  CONSTRUCTION..................................................    9

  Section 3.1      Initial Construction.......................................    9
          3.1.1    Signage....................................................   11

                                      -3-


  Section 3.2      Preparation of Premises for Occupancy......................   12
  Section 3.3      General Provisions Applicable to Construction..............   13
  Section 3.4      Representatives............................................   13

ARTICLE IV  -  RENT...........................................................   13

  Section 4.1      Rent.......................................................   13
  Section 4.2      Operating Costs; Escalation................................   14
  Section 4.3      Estimated Escalation Payments..............................   17
  Section 4.4      Change of Fiscal Year......................................   17
  Section 4.5      Payments...................................................   17
  Section 4.6      Tenant's Right to Review...................................   17

ARTICLE V  -  LANDLORD'S COVENANTS............................................   18

  Section 5.1      Landlord's Covenants During the Term.......................   18
          5.1.1    Building Services..........................................   18
          5.1.2    Additional Building Services...............................   18
          5.1.3    Repairs....................................................   18
          5.1.4    Quiet Enjoyment............................................   18
          5.1.5    Insurance..................................................   18
          5.1.6    Tenant's Costs.............................................   19

  Section 5.2      Interruptions..............................................   19

ARTICLE VI  -  TENANT'S COVENANTS.............................................   20

  Section 6.1      Tenant's Covenants During the Term.........................   20
          6.1.1    Tenant's Payments..........................................   20
          6.1.2    Repairs and Yielding Up....................................   20
          6.1.3    Occupancy and Use..........................................   20
          6.1.4    Rules and Regulations......................................   21
          6.1.5    Safety Appliances..........................................   21
          6.1.6    Assignment and Subletting..................................   21
          6.1.7    Indemnity..................................................   23
          6.1.8    (a) Tenant's Liability Insurance...........................   23
                   (b) Tenant's Worker's Compensation.........................   24
          6.1.9    Insurance Policies.........................................   24
          6.1.10   Landlord's Right of Entry..................................   24
          6.1.11   Loading....................................................   24
          6.1.12   Landlord's Costs...........................................   24
          6.1.13   Tenant's Property..........................................   25
          6.1.14   Labor or Materialmen's Liens...............................   25
          6.1.15   Changes or Additions.......................................   25
          6.1.16   Holdover...................................................   25

ARTICLE VII  -  CASUALTY AND TAKING...........................................   26

  Section 7.1      Casualty and Taking........................................   26
  Section 7.2      Reservation of Award.......................................   27

ARTICLE VIII - RIGHTS OF MORTGAGEE................................................   27

         Section 8.1       Priority of Lease......................................   27
         Section 8.2       Rights of Mortgage Holders; Limitation
                                    of Mortgagee's Liability......................   28
         Section 8.3       Mortgagee's Election...................................   28
         Section 8.4       No Prepayment of Modification, Etc.....................   28
         Section 8.5       No Release or Termination..............................   29
         Section 8.6       Continuing Offer.......................................   29
         Section 8.7       Mortgagee's Approval...................................   30

ARTICLE IX - DEFAULT..............................................................   30

         Section 9.1       Events of Default......................................   30
         Section 9.2       Tenant's Obligations after Termination.................   31

ARTICLE X - MISCELLANEOUS.........................................................   32

         Section 10.1      Notice of Lease........................................   32
         Section 10.2      Intentionally Omitted..................................   32
         Section 10.3      Notices from One Party to the Other....................   32
         Section 10.4      Bind and Inure.........................................   32
         Section 10.5      No Surrender...........................................   33
         Section 10.6      No waiver, Etc.........................................   33
         Section 10.7      No Accord and Satisfaction.............................   33
         Section 10.8      Cumulative Remedies....................................   34
         Section 10.9      Landlord's Right to Cure...............................   34
         Section 10.10     Estoppel Certificate...................................   34
         Section 10.11     Waiver of Subrogation..................................   35
         Section 10.12     Acts of God............................................   35
         Section 10.13     Brokerage..............................................   35
         Section 10.14     Submission Not an Offer................................   35
         Section 10.15     Applicable Law and Construction........................   36

                                   ARTICLE II

                               PREMISES AND TERM

2.1    PREMISES.

       Subject to and with the benefit of the provisions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, Tenant's Space in the Building, excluding exterior faces of exterior walls, the common facilities area and building other parts of the Building. Tenant's Space, with such exclusions, is hereinafter referred to as the "Premises".

       Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto: (a) the common facilities included in the building or on the Lot, including 210 parking spaces in the parking area, on an unreserved, first-come, first-served basis, to the extent and in the location from time to time designated by Landlord, and (b) the building service fixtures and equipment serving the premises. Landlord grants to Tenant the exclusive use of (i) the existing tailboard loading dock which includes two loading bays and is adjacent to the Premises, all as more particularly shown on EXHIBIT B, and
(ii) 30 reserved parking spaces designated by Landlord and located near the entrance to Tenant's Space. Landlord is not responsible for monitoring use of said loading dock or for monitoring occupancy of the reserved parking spaces and Tenant shall be responsible for any signage on such loading dock and such parking spaces designating reservation to Tenant.

       Landlord reserves the right from time to time, without unreasonable interference with Tenant's use, (A) to install, repair, replace, use maintain and relocate for service to the Premises and to other parts of the Building or either, building service fixtures and equipment wherever located in the Building and (B) to alter or relocate any common facilities, provided that in all events substitutions are substantially equivalent.

       2.1.1  OPTION TO EXPAND.

           Subject to the terms and conditions hereof, Tenant shall have the option, exercisable by notice ("Tenant's Notice") to Landlord given on or before the first anniversary of the Commencement Date, time being of the essence, to add space to the Tenant's Space, the size and location of such to be determined by Landlord in its sole discretion provided that such space is approximately 5,000 rentable square feet and contiguous to the Premises. The Rentable Floor Area of Tenants Space shall be adjusted accordingly and, with respect to such added space, (a) Tenant's Design Completion Date shall be the date three weeks after the date Tenant's Notice is given to Landlord, (b) the

Scheduled Term Commencement Date shall be the date seven weeks after the date Tenant's Notice is given to Landlord, (c) the Tenant Allowance shall be equal to the product of (i) $7.00 times a fraction, the numerator of which is equal to the number of full months remaining in the Term after the Scheduled Term Commencement Date as determined in clause (b) above and the denominator of which is equal to 60, and (ii) the number of rentable square feet of additional space leased to Tenant pursuant to this Section 2.1.1, and (d) the Annual Base Rent shall be the same on a per square foot basis as that from time to time in effect for the initial Tenant's Space.

       2.1.2  RIGHT OF FIRST OFFER TO LEASE.

           Subject to the terms and conditions hereof, and subsequent to the commencement Date, Landlord hereby grants to Tenant a right of first offer to lease (the "Offer Right") some or all of the Space in the Building not included within the Premises (the "Offer Space"), if any Offer Space becomes available for occupancy before the date which is 18 months after the Commencement Date. If Landlord desires to lease any portion of the Offer Space, Landlord shall first give Tenant notice of the specific terms and conditions, including rent, upon which Landlord desires to lease such offer Space (the "Proposed Terms"). Tenant shall have five business days subsequent to receipt by Tenant of such notice from Landlord in which to exercise, by notice to Landlord, Tenant's right to lease the Offer Space on the Proposed Terms. Upon Tenant's exercise of its right to lease any such Offer Space, Tenant's right o terminate this Lease pursuant to
Section 2.2.1 shall be null and void and of no further force and effect.

       In the event Tenant does not accept the offer on the Proposed Terms within said five-business-day period, Landlord shall be free to lease such Offer Space to any third party on terms which are not materially more favorable than the Proposed Terms (as determined by Landlord in good faith) without having to offer such space to Tenant. notwithstanding the foregoing, Tenant's right to accept any offer hereunder and to lease any Offer Space is subject to the additional conditions precedent that at the time Tenant exercises its right to lease any such Offer Space commences: (a) Tenant shall not be in default under any of the terms of this Lease; and (b) Tenant shall not have sublet any portion of the Premises or assigned this Lease to other than an affiliate of Tenant (as defined in Section 6.1.6). Time is of the essence with respect to this Section 2.1.2.

       If Tenant fails to exercise its right of first offer to lease as provided above, Tenant shall deliver to Landlord within five days after landlord's request therefor a certificate in recordable form stating that Tenant has not exercised its right of first offer with respect to the Offer Space. Any person dealing with the Building may, without further inquiry, conclusively rely upon a representation in a certificate of Landlord as to whether or not the provisions of this
Section 2.1.2 have been satisfied.

     If Tenant exercises its right of first offer to lease Offer Space as provided above, Landlord shall provide a Tenant Allowance, in lieu of any tenant allowance provided in the Proposed Terms, equal to the product of (i) $7.00 times a fraction, the numerator of which is equal to the number of full months remaining in the Term (including extensions, if any) after the Scheduled Term Commencement Date for such Offer Space (but in no event shall the numerator exceed 60) and the denominator of which is equal to 60, and
(ii) the number of rentable square feet in such Offer Space leased to Tenant pursuant to this Section 2.1.2.

     This Agreement shall not apply to (A) the sale or conveyance of the Building or the Lot (or both), or (B) to the granting of a mortgage on the Building or Lot (or both) or the foreclosure of or the granting of a deed in lieu of foreclosure of any such mortgage; nor shall the Building or Lot, if so sold, conveyed, foreclosed upon or conveyed by deed in lieu of foreclosure thereafter be subject to the rights of first offer granted in this Lease.

     Tenant hereby acknowledges and agrees that Landlord's failure to notify Tenant of the availability of any Offer Space shall not relieve Tenant of any of its obligations under this Lease.

2.2  TERM.

     To have and to hold for a period (the "Term") commencing on the earliest of (a) if Landlord is not obligated to perform construction work, on the Scheduled Term Commencement Date, or (b) if Landlord is obligated to perform construction work pursuant to EXHIBIT C, on the date on which the Premises are deemed ready for occupancy as provided in Section 3.2, and (c) in all events, the date on which Tenant occupies and operates Tenant's business in all or any part of the Premises (whichever of said dates is appropriate being hereafter referred to as the "Commencement Date"), and continuing until the Term Expiration Date, unless sooner terminated as provided in Section 3.2 or
7.1 or in Article IX.

     Promptly after the Commencement Date is ascertained as provided above, Landlord and Tenant shall execute, in recordable form, a written declaration in the form attached hereto as EXHIBIT D setting forth the Commencement Date.

2.2.1  RIGHT TO TERMINATE.

       Subject to the terms and conditions hereof, Tenant shall have the right, exercisable by notice to Landlord given on or before the date which is two years and three months after the Commencement Date, to terminate this Lease effective as of the third anniversary of the Commencement Date. Notwithstanding the foregoing, Tenant's right to terminate this Lease is subject to the additional conditions precedent that: (a) at the time Tenant exercises its right to terminate and at the effective date of such termination, (i) Tenant shall not be in default under any of the terms of this Lease and (ii) Tenant shall not have exercised its right to lease any Offer Space pursuant to Section 2.1.2; and (b) at the time Tenant exercises its right to terminate, (i) Tenant shall pay to Landlord the amount equal to the product of (A) $5.30 and (B) the number of square feet of the Rentable Floor Area of Tenant's Space and (ii) Tenant shall execute, in recordable form, and deliver to Landlord a written declaration setting forth the expiration date of this Lease as the third anniversary of the Commencement Date. Time is of the essence with respect to this Section 2.2.1.

       Any person dealing with the Building may, without further inquiry, conclusively rely upon a representation in a certificate of Landlord as to whether or not the provisions of this Section 2.2.1 have been satisfied.

       Upon Tenant's exercise of its right to lease any Offer Space pursuant to Section 2.1.2, Tenant's right to terminate this Lease pursuant to this
Section 2.2.1 shall be null and void and of no further force and effect.


                                  ARTICLE III

                                  CONSTRUCTION

3.1  INITIAL CONSTRUCTION.

     On or before Tenant's Design Completion Date, Tenant shall provide to Landlord for approval complete sets of construction drawings and specifications (the "Complete Plans") prepared at Tenant's expense by Landlord's architect or an architect approved by Landlord and Landlord's engineer, including but not limited to:

     a.  Furniture and Equipment Layout Plans;
     b.  Dimensioned Partition Plans;
     c.  Dimensioned Electrical and Telephone Outlet Plans;
     d.  Reflected Ceiling Plans;

     e.  Door and Hardware Schedules;
     f.  Room Finish Schedules, including wall, carpet and floor tile colors;
     g.  Electrical, mechanical and structural engineering plans; and
     h. All necessary construction details and specifications for work not specified in EXHIBIT C.

     Landlord and Tenant shall initial the Complete Plans after the same have been submitted by Tenant and approved by Landlord. Landlord shall respond to submittal of the Complete Plans within five business days.

     All of Tenant's construction, installation of furnishings, and later changes or additions shall be coordinated with any work being performed by Landlord in such manner as to maintain harmonious labor relations and not to damage the Building or Lot or interfere with Building operations. Except for installation of furnishings and the installation of telephone outlets which must be performed by the local telephone company at Tenant's direction and expense, all work described in the Complete Plans (the "Leasehold Improvements") shall be performed by Landlord's general contractor, Spaulding and Slye Construction Company, Incorporated ("Landlord's Contractor"). The demising wall may, in Landlord's sole discretion, be of a temporary nature (provided that the wall be sufficient to maintain room temperature).

     In the event that the aggregate cost of the Leasehold Improvements based upon bids received by Landlord exceeds the Tenant Allowance, then at Tenant's option, Tenant shall cause Tenant's Representative, and Landlord shall cause Landlord's Contractor, to promptly consult with each other in order to work out modifications to the Complete Plans to respond to such excess costs. Any delay caused by this process respecting modifications shall be deemed to be a delay caused by Tenant for purposes of Section 3.2.

     Tenant shall pay to Landlord as additional rent a sum equal to all costs incurred by Landlord on account of the Leasehold Improvements (excluding, however, the Tenant Allowance, but including in the costs so incurred the cost to Landlord of preparing and reviewing the Complete Plans, of securing all permits and licenses required for the construction of the Leasehold Improvements, and of Landlord's Contractor's overhead and profit equal to 20% of costs of work not covered by the Tenant Allowance), hereinafter called "Tenant Improvement Reimbursement to Landlord" or "TIR". Tenant shall pay to Landlord 50 percent (50%) of the TIR prior to Landlord's commencement of construction of the Leasehold Improvements, and thereafter as construction of the Leasehold Improvements progresses, on submission by Landlord to Tenant of a statement on or about the first day of each month showing construction and design costs incurred. Such statement shall be accompanied by a certificate of Landlord's Contractor that all payments then due to laborers, materialmen and subcontractors have been made, less the aggregate amount of prior monthly progress payments made by Tenant. On the earlier of occupancy or the Commencement Date, Tenant shall pay to Landlord a sum equal to the unpaid balance of TIR. In addition to paying TIR as above provided, Tenant shall pay an amount equal to all costs incurred by Landlord as a result of any change orders signed by Tenant and Landlord affecting the Complete Plans, including the cost to Landlord of Landlord's Contractor's overhead and profit equal to 20% of those costs exclusive of overhead and profit. Amounts due and payable on account of such change orders shall be included in the monthly statements relating to TIR provided for above, and Tenant shall pay therefor in accordance with each such statement within 30 days, and in all events by the Commencement Date.

     Landlord shall, at its expense and prior to the Commencement Date, replace the water-stained ceiling tiles in the Premises, repair the hole in the rug in the Premises in a manner mutually agreeable to Landlord and Tenant, spot clean the rug in the Premises where mutually agreed upon by Landlord and Tenant, and paint the exterior decorative columns at the entrance to the Building.

     Landlord will not approve any construction, alterations, or additions requiring unusual expense to readapt the Premises to normal office use on lease termination or increasing the cost of construction, insurance or taxes on the Building or of Landlord's services called for by Section 5.1 unless Tenant first gives assurances acceptable to Landlord that such readaptation will be made prior to such termination without expense to Landlord and makes provisions acceptable to Landlord for payment of such increased cost. Landlord will also disapprove any alterations or additions requested by Tenant which will delay completion of the Premises or the Building. All changes and additions shall be part of the Building except such items as mutually agreed upon by Landlord and Tenant by writing at the time of approval to be either removed by Tenant on termination of this Lease or removed or left at Tenant's election.

     3.1.1  SIGNAGE.

     Subject to the limitations of applicable law and subject to any existing park covenants, Tenant shall be permitted to install and maintain, at its sole cost and expense, a monument sign at the driveway entrance to the Building; provided, however, that the location, size, style, design, quality and installation method of such signage must be reviewed and approved in writing by Landlord prior to installation. Tenant shall secure all permits necessary for the installation of such signage at its sole cost and expense.

3.2  PREPARATION OF PREMISES FOR OCCUPANCY.

     If Landlord is obligated to perform construction work pursuant to EXHIBIT E, Landlord agrees to use reasonable efforts to have the Premises ready for occupancy on or before the Scheduled Term Commencement Date, which shall, however, be extended for a period equal to that of any delays due to governmental regulations, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes beyond Landlord's reasonable control. The Premises shall be deemed ready for occupancy on the date on which the Leasehold Improvements, as specified in EXHIBIT E and in the Complete Plans, are ready for occupancy as determined by (a) certification by Landlord's architect with the exception of minor items which can be fully completed without material interference with Tenant's business, and (b) issuance of a Certificate of Occupancy or a temporary Certificate of Occupancy by the appropriate authority of the City of Marlborough; provided, however that if Landlord is unable to complete construction due to delay in Tenant's compliance with the provisions of Section 3.1 of this Lease, then the Premises shall be deemed ready for occupancy no later than the Scheduled Term Commencement Date.

     Landlord shall permit Tenant access for installing equipment and furnishings in the Premises prior to the Term if it can be done without material interference with completion of the Building or remaining portions of the Leasehold Improvements.

     In the event of Tenant's failure to comply with the provisions of Section
3.1 to submit information or to deliver construction drawings and specifications which meet Landlord's approval, after 30 days' notice from Landlord, Landlord may, at Landlord's option, exercisable by notice to Tenant, either (i) terminate this Lease on the date specified in said notice to Tenant, and upon such termination Landlord shall have all the rights provided in Article IX of this Lease in the event of Tenant's default, or (ii) assess Tenant liquidated damages in an amount equal to the Annual Rent divided by 365 days for each day such failure continues, which damages shall be paid to Landlord on the Commencement Date. Notwithstanding the foregoing provisions, if the Premises are not deemed ready for occupancy within 60 days after the Scheduled Term Commencement Date for whatever reason, other than Tenant's default, Tenant may elect to cancel this Lease at any time thereafter while the Premises are not deemed ready for occupancy by giving notice to Landlord of such cancellation which shall be effective when given, it being understood that said election shall be Tenant's sole remedy at law or in equity for Landlord's failure to have the Premises ready for occupancy.

3.3  GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.

     All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Either party may inspect the work of the other at reasonable times and promptly shall give notice of observed defects. Landlord's obligations under Sections 3.1 and 3.2 shall be deemed to have been performed when Tenant commences to occupy any portion of the Premises for the Permitted Uses except for items which are incomplete or do not conform with the requirements of Sections 3.1 and 3.2 and as to which Tenant shall in either case have given written notice to Landlord prior to such commencement. If Tenant shall not have commenced to occupy the Premises for the Permitted Uses within 30 days after they are deemed ready for occupancy as provided in Section 3.2, a certificate of completion by a licensed architect or registered engineer shall be conclusive evidence that Landlord has performed all such obligations except for items stated in such certificate to be incomplete or not in conformity with such requirements.

3.4  REPRESENTATIVES.

     Each party authorizes the other to rely in connection with their respective rights and obligations under this Article III upon approval and other actions on the party's behalf by Landlord's Representative in the case of Landlord or Tenant's Representative in the case of Tenant or by any person designated in substitution or addition by notice to the party relying.

                                   ARTICLE IV

                                      RENT

4.1  RENT.

     Tenant agrees to pay rent to Landlord without any offset or reduction whatever (except as made in accordance with the express provisions of this Lease), equal to 1/12th of the Annual Rent in equal installments in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at the proportionate rate payable for such portion, in advance. Notwithstanding the foregoing, in the event Tenant actually incurs costs to H. K. Properties under Tenant's current lease at 140C Locke Drive, Marlborough, Massachusetts, as a result of the current lease term under such lease extending beyond the Commencement Date, then Tenant shall receive a credit for such actual costs incurred, up to $75,000, to be applied against the next ensuing payments of Annual Base Rent.

4.2  OPERATING COSTS; ESCALATION.

     Tenant's proportionate share of the Annual Estimated Operating Costs shall be determined by multiplying Annual Estimated Operating Costs by a fraction, the numerator of which is the Rentable Floor Area of Tenant's Space, and the denominator of which is the Total Rentable Floor Area of the Building.

     With respect to the First Fiscal Year for Tenant's Paying Operating Cost Escalation, or fraction thereof, and any fiscal year or fraction thereof thereafter, Tenant shall pay to Landlord, as additional rent, Operating Cost Escalation (as defined below), if any, on or before the thirtieth day following receipt by Tenant of Landlord's Statement (as defined below). As soon as practicable after the end of each Fiscal Year ending during the Term and after Lease termination, Landlord shall render a statement ("Landlord's Statement") in reasonable detail and according to usual accounting practices certified by Landlord and showing for the preceding Fiscal Year or fraction thereof, as the case may be, Landlord's Operating Costs,

     EXCLUDING: the interest and amortization on mortgages for the Building and Lot or leasehold interests therein; the cost of special services rendered to tenants (including Tenant) for which a special charge is made; advertising or promotional fees, leasing commissions and accounting and legal fees associated with this Lease, except as are incurred in connection with the normal operation of the Building; and renovation costs associated with leases with other tenants of the Building,

     BUT INCLUDING, without limitation: real estate taxes on the Building and Lot; installments and interest on assessments for public betterments or public improvements provided the same are apportioned equally over the longest period permitted by law; expenses of any proceedings for abatement of taxes and assessments with respect to any fiscal year or fraction of a fiscal year; premiums for insurance; fees payable to third parties for financial audits of Landlord's Operating Costs; compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building and Lot; all utility charges not billed directly to tenants by Landlord or the utility; payments to independent contractors under service contracts for cleaning, operating, managing, maintaining and repairing the Building and Lot (which payments may be to affiliates of Landlord provided the same are at reasonable rates consistent with the type of occupancy); interest on working capital borrowed by Landlord for reasonably unanticipated prepaid operating costs; if the Building shares common areas of facilities with another building or buildings, the Building's pro rata share (as reasonably determined by Landlord) of the cost of landscaping, street lighting, security (if required in Landlord's judgment), cleaning, operating, managing (including the cost of the management office for such buildings and facilities), maintaining, repairing and snow plowing such common areas and facilities; fixed and additional rent payable under any ground lease of the Lot; and all other reasonable and necessary expenses paid in connection with the cleaning, operating, managing, maintaining and repairing of the Building and Lot, or either, and properly chargeable against income, it being agreed that if Landlord installs a new or replacement capital item for the purpose of reducing Landlord's Operating Costs, the cost thereof as reasonably amortized by Landlord, with interest on the unamortized amount at the average prime commercial rate in effect from time to time at the three largest national banks in Boston, Massachusetts (the "Average Rate") if Landlord does not obtain outside financing, or if Landlord obtains outside financing therefor at the lesser of the rate actually paid by Landlord or the Average Rate, shall be included in Landllord's Operating Costs.

     "Operating Costs Escalation" shall be equal to the difference, if any, between:

     (a) the product of Landlord's Operating Costs as indicated in Landlord's Statement and fraction, the numerator of which shall be the Rentable Floor Area of Tenant's Space and the denominator of which shall be the Total Rentable Floor Area of the Building, and

     (b) the product of the Annual Estimated Operating Costs and a fraction, the numerator of which shall be the Rentable Floor Area of Tenant's Space and the denominator of which shall be the Total Rentable Floor Area of the Building.

     If the management fee is reduced by reason of a tenant's default in the payment of Annual Rent or additional rent, Landlord shall reduced the Annual Estimated Operating Costs by the amount of such reduction in the management fee. In case of special services which are not rendered to all areas on a comparable basis, the proportion allocable to the Premises shall be the same proportion which the Rentable Floor Area of Tenant's Space bears to the total rentable floor area to which such service is so rendered (such latter area to be determined in the same manner as the Total Rentable Floor Area of the Building). Regardless of the actual percentage of occupancy of the Building, for the purpose of determining Landlord's Operating Costs, the operating expenses will be extrapolated on a line item basis as though the Building were 100% occupied, but not in a manner to enable Landlord to collect more than 100% of operating expenses.

     The term "real estate taxes" as used above shall mean all taxes of every kind and nature assessed by any governmental authoirity on the Lot, the Building and improvements, or both, which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Lot, the Building and improvements, or both, subject to the following: There shall be excluded from such taxes all income taxes, excess profits taxes, excise taxes, franchise taxes,and estate, succession, inheritance and transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot, Building and improvements, or both, or a federal, state, county, municipalm or other local income, franchise, excise or similar tax assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes."

     Notwithstanding the preceding paragraph, if Landlord shall fail to seek an abatement of real estate taxes, and if Tenant shall deem itself aggrieved by an amount of any such real estate taxes, Tenant may, upon prior notice to Landlord, seek an abatement of such taxes by the commencement and diligent prosecution of appropriate proceedings at Tenant's sole cost and expense. To the extent required by law, such proceedings may be maintained in the name of Landlord, and to the extent so required, Landlord agrees to execute such applications and other documents as may reasonably be required to effectuate the foregoing. Tenant shall not thereafter discontinue any abatement proceedings begun by it without first giving Landlord prior notice of its intent to do so and reasonable opportunity to be substituted in such proceedings. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from and against, all loss, cost or expenses arising in connection with such abatement proceedings, including, without limitation, reasonable legal fees and expenses, and other administrative costs and expenses.

     Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of a fiscal year, then for such fraction of a fiscal year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord's best estimate of the items otherwise includable in Landlord's Statement and shall be made on or before the later of (i) 10 days after Landlord delivers such estimate to Tenant or (ii) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord's Statement.

4.3   ESTIMATED ESCALATION PAYMENTS.

      If, with respect to any fiscal year or fraction thereof during the Term, Landlord estimates that Tenant shall be obligated to pay Operating Cost Escalation, then Tenant shall pay, as additional rent, on the first day of each month of such fiscal year and each ensuing fiscal year thereafter, Estimated Monthly Escalation Payments equal to 1/12th of the estimated Operating Cost Escalation for the respective fiscal year, with an appropriate additional payment or refund to be made within 30 days after Landlord's Statement is delivered to Tenant. Landlord may adjust such Estimated Monthly Escalation Payment from time to time and at any time during a fiscal year, and Tenant shall pay, as additional rent, on the first day of each month following receipt of Landlord's notice thereof, the adjusted Estimated Monthly Escalation Payment.

4.4   CHANGE OF FISCAL YEAR.

      Landlord shall have the right from time to time to change the periods of accounting under Section 4.2 to any annual period other than a fiscal year, and upon any such change all items referred to in this Section 4.4 shall be appropriately apportioned. In all Landlord's Statements rendered under this
Section 4.4, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord's Statement shall be included therein on the basis of Landlord's estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord's Statement, and appropriate adjustment shall be made according thereto. All Landlord's Statements shall be prepared on an accrual basis of accounting.

4.5   PAYMENTS.

      All payments of Annual Rent and additional rent shall be made to Managing Agent, or to such other person as Landlord may from time to time designate. If any installment of Annual Rent or additional rent or on account of leasehold improvements is paid more than five days after the due date thereof, at Landlord's election, ti shall bear interest at a rate equal to the average prime commercial rate from time to time established by the three largest national banks in Boston, Massachusetts plus 4% per annum from such due date, which interest shall be immediately due and payable as further additional rent.

4.6   TENANT'S RIGHT TO REVIEW.

      Tenant shall have the right, upon reasonable prior notice, to examine Landlord's books and records with respect to the items in the Landlord's Statement during normal business hours at Landlord's offices where such books and records are maintained within 180 days following the delivery by Landlord to Tenant of such statement or, in lieu thereof, at Landlord's sole option, Landlord will provide an audit prepared by an independent public accountant. Within the aforesaid 180-day period, Tenant may file written exception to any items of expense; provided, however, that nothing herein shall be deemed to afford Tenant any right to withhold any disputed payment claimed by Landlord to be due form Tenant to Landlord, and Tenant shall promptly make all such payments as aforesaid. All information and calculations set forth in the Landlord's Statement shall be binding upon Tenant and no longer subject to challenge or dispute following the aforesaid 180-day period unless and to the extent Tenant shall have timely disputed the same and such dispute shall not have been resolved.


                                    ARTICLE V

                              LANDLORD'S COVENANTS

5.1   LANDLORD'S COVENANTS DURING THE TERM.

      Landlord covenants during the term:

      5.1.1 Building Services - To furnish, through Landlord's employees or independent contractors, the services listed in EXHIBIT F;

      5.1.2 Additional Building Services - To furnish, through Landlord's employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at equitable rates from time to time established by Landlord to be paid by Tenant;

      5.1.3  Repairs -   Except as otherwise provided in Article VII, to
make such repairs to the roof, HVAC systems, exterior walls, floor slabs, other structural components and common facilities of the Building as may be necessary to keep them in serviceable condition;

      5.1.4 Quiet Enjoyment - That Landlord has the right to make this Lease ant that Tenant on paying the rent and performing its obligations hereunder shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject however to all the terms and provisions hereof;

      5.1.5 Insurance - To maintain casualty insurance for the Building against loss or damage by fire, lightning, windstorm, tornado, hail and such other further and additional hazards of whatever kind or nature as are now or hereafter may be covered by standard extended coverage "all risk" endorsements, which policy shall contain a "replacement cost endorsement" and an "agreed value endorsement" in such amounts as Landlord may consider reasonably appropriate;

      Landlord shall have no obligation to insure Tenant's personal property or chattels, including, without limitation, Tenant's trade fixtures; and

      5.1.6 Tenant's Costs - To pay all costs and fees incurred by Tenant in connection with the successful enforcement by Tenant of any obligations of Landlord under this Lease.

5.2   INTERRUPTIONS.

      Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or Lot, provided that Landlord shall use reasonable efforts to avoid necessary inconvenience to Tenant by reason thereof. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause beyond Landlord's reasonable control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VII, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive total or partial, eviction from the Premises.

      Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant be reason thereof.

      Notwithstanding anything herein to the contrary, in the event that any service or utility system is interrupted and such interruption interferes materially with the use and occupation of the Premises by Tenant and such interruption continues due to Landlord's negligence for 30 consecutive days, Tenant shall be entitled, after notice to Landlord, to make the necessary repairs and to be reimbursed by Landlord for the reasonable costs incurred in connection with making such necessary repairs; provided, however, that nothing herein shall be deemed to afford Tenant any right to offset such costs against rent.

     Landlord also reserves the right to institute such policies, programs and measures as may be necessary, required or expedient for the conservation or preservation of energy or energy services or as may be necessary or required to comply with applicable codes, rules, regulations or standards.

                                  ARTICLE VI

                              TENANT'S COVENANTS

6.1  TENANT'S COVENANTS DURING THE TERM.

     Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

     6.1.1 Tenant's Payments - To pay when due (a) all Annual Rent and additional rent, (b) all taxes which may be imposed on Tenant's personal property in the Premises (including, without limitation, Tenant's fixtures and equipment) regardless to whomever assessed, (c) all charges by public utilities for telephone and other utility services (including service inspections therefor) rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge, and (d) as additional rent, all charges to Landlord for services rendered pursuant to Section 5.1.2 hereof.

     6.1.2 Repairs and Yielding Up - Except as otherwise provided in Article VII and Section 5.1.3, to keep the Premises in good order, repair and condition, reasonable wear and tear and casualty and taking only excepted; and at the expiration or termination of this Lease peaceably to yield up the Premises and all changes and additions therein in such order, repair and condition, first removing all goods and effects of Tenant and any items, the removal of which is required by agreement or specified herein to be removed at Tenant's election and which Tenant elects to remove, and repairing all damage caused by such removal and restoring the Premises and leaving them clean and neat.

     6.1.3 Occupancy and Use - Continuously from the Commencement Date, to use and occupy the Premises only for the Permitted Uses; not to injure or deface the Premises, Building, or Lot; and not to permit in the Premises any use thereof which is improper, offensive, contrary to law or ordinances, or liable to create a nuisance or to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building; not to dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises, the Building or the Lot; not to generate, store or dispose of hazardous substances in or on the Premises, the Building or the Lot or dispose of hazardous substances from the Premises, the Building or the Lot to any other location without the prior written consent of Landlord and then only in compliance with the Resource Conversation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq., and all other applicable laws, ordinances and regulations; to notify Landlord of any incident which would require the filing of a notice under applicable federal, state, or local law; not to store hazardous substances on the Premises without first submitting to Landlord a list of all such hazardous substances and all permits required therefor and thereafter providing to Landlord on an annual basis Tenant's certification that all such permits have been renewed with copies of such renewed permits; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises. "Hazardous substances" as used in this paragraph shall mean "hazardous substances" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 and regulation adopted pursuant to said Act.

     Landlord hereby represents that, to its knowledge without further inquiry, the Premises, the Building and the Lot are free of hazardous substances.

     6.1.4 Rules and Regulations - To comply with the Rules and Regulations set forth in EXHIBIT G and all other reasonable Rules and Regulations hereafter made by Landlord, or which Tenant has been given notice, for he care and use of the Building and Lot and their facilities and approaches, it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations.

     6.1.5 Safety Appliances - To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

     6.1.6 Assignment and Subletting - Not without the prior written consent of Landlord to assign this Lease, to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law (it being understood that in no event shall Landlord consent to any such assignment, sublease or occupancy if the same is on terms more favorable to the successor occupant than to the then occupant); as additional rent, to reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting; no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance. Landlord's consent to any proposed assignment of subletting is required both as to the terms and conditions thereof, and as to the creditworthiness of the proposed assignee or subtenant and the consistency of the proposed assignee's or subtenant's business with other uses and tenants in the Building. Landlord's consent to assignment or subletting by Tenant shall not be unreasonably withheld, provided that Tenant is not the in default under this Lease and such assignee or subtenant pays therefor the greater of the Annual Rent and additional rent then payable hereunder, or the then fair market rent for the Premises; and provided further that Landlord shall not be deemed unreasonable for withholding its consent to any assignment or subletting the arrangements for which are to be made through any broker other than Landlord or its affiliates. In the event that any assignee or subtenant pays to rent than payable hereunder, or pro rata portion thereof on a square footage basis for any portion of the Premises, Tenant shall promptly pay said excess to Landlord as and when received by Tenant.

     If, at any time during the Term of this Lease, Tenant is:

            (i) a corporation or a trust (whether or not having shares of beneficial interest) and there shall occur any change in the identity of any of the persons then having power to participate in the election or appointment of the directors, trustees or other persons exercising like functions and managing the affairs of Tenant; or

           (ii) a partnership or association or otherwise not a natural person (and is not a corporation or a trust) and there shall occur any change in the identity of any of the persons who then are members of such partnership or association or who comprise Tenant;

Tenant shall so notify Landlord and Landlord may terminate this Lease by notice to Tenant given within 90 days thereafter if, in Landlord's reasonable judgment, the credit of Tenant is thereby impaired. This paragraph shall not apply if the initial Tenant named herein is a corporation and the outstanding voting stock thereof is listed on a recognized securities exchange.

     Notwithstanding the foregoing, upon prior notice to Landlord, without the prior written consent of Landlord, Tenant shall be able to assign this Lease or sublease the whole or a portion of the Premises to an affiliate or Tenant (as defined below) provided that (a) no such assignment or subletting shall affect the continuing primary liability of Tenant and, following such assignment or subletting, Tenant shall be jointly and severally liable with the assignee or subleasee for all obligations under this Lease, (b) the creditworthiness of the proposed assignee or sublessee is substantially the same as that of Tenant, (c) the identity and character of the business of the assignee or sublessee and uses proposed by such assignee or sublessee are consistent with the Permitted Uses, and (d) Tenant is not then in default under this Lease. The term "affiliate of Tenant" for purposes of this Lease shall mean any entity controlling, controlled by or under common control with Tenant or any successor of Tenant by merger, consolidation or acquisition of substantially all of the assets of Tenant.

     6.1.7 Indemnity - To defend, with counsel approved by Landlord, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Premises or the Building and Lot and any other party having an interest in the Premises ("Indemnified Parties") with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature (a) to which any Indemnified Party is subject because of its estate or interest in the Premises, or (b) arising from
(i) injury to or death of any person, or damage to or loss of property, on the Premises or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy of any thereof unless caused by the negligence of the respective Indemnified Party or any person or entity for whose conduct the respective Indemnified Party is responsible, (ii) violation of this Lease, or
(iii) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees.

     6.1.8 (a) Tenant's Liability Insurance - To maintain public liability insurance on the Premises indemnifying Landlord and Tenant against all claims and demands for (i) injury to or death of any person or damage to or loss of property, on the Premises or adjoining walks, streets or ways, or connected with the use, condition or occupancy of any thereof unless caused by the negligence of Landlord or its servants or agents, (ii) violation of this Lease, or (iii) any act, fault or omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1, and from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes, and shall be written on the "Occurrence Basis" and include Host Liquor liability insurance, and to furnish Landlord with certificates thereof.

     (b) Tenant's Worker's Compensation Insurance - To keep all of Tenant's employees working in the Premises covered by worker's compensation insurance in statutory amounts and to furnish Landlord with certificates thereof.

     6.1.9  Insurance Policies - All policies for insurance required under
Section 6.1.8 shall be obtained from responsible companies qualified to do business in the state in which the Premises are located and in good standing therein, which companies and the amount of insurance allocated thereto shall be subject to Landlord's approval. Tenant agrees to furnish Landlord with certificates of all such insurance which Tenant is obligated to obtain pursuant to Section 6.1.8 prior to the beginning of the Term and with each renewal policy at least 30 days prior to the expiration of the policy it renews. Each such policy shall prohibit cancellation and reduction of coverage without at least 30 days' prior written notice to Landlord.

     6.1.10 Landlord's Right of Entry - To permit Landlord and Landlord's agents entry: to examine the Premises at reasonable times and to make repairs or replacements; to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the 12 months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times.

     6.1.11 Loading - Not to place Tenant's Property, as defined in Section 6.1.13, upon the Premises so as to exceed a rate of 50 pounds of live load per square foot and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such times as Landlord shall in each instance approve; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to eliminate such vibration or noise.

     6.1.12 Landlord's Costs - In case Landlord shall be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any part thereof claiming under Tenant, to pay, as additional rent, all costs, including but not limited to reasonable counsel fees, incurred by or imposed upon Landlord in connection with such litigation, unless such costs and fees were incurred by Landlord in connection with the successful enforcement by Tenant of any obligations of Landlord under this Lease; and, as additional rent, also to pay all such costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease.

     6.1.13 Tenant's Property - All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord unless due to the negligence of Landlord.

     6.1.14 Labor or Materialmen's Liens - To pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors; not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises; and immediately to discharge any such liens which may so attach.

     6.1.15 Changes or Additions - Not to make any changes or additions to the Premises without Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed), provided that Tenant shall reimburse Landlord for all costs incurred by Landlord in reviewing Tenant's proposed changes or additions, and provided further that, in order to protect the functional integrity of the Building, all such changes and additions shall be performed by contractors selected from a list of approved contractors prepared by Landlord from time to time.

     6.1.16 Holdover - To pay to Landlord the greater of twice (a) the then fair market rent as conclusively determined by Landlord or (b) the total of the Annual Rent and additional rent then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof; the provisions of this subsection shall not operate as a waiver by Landlord of the right of re-entry provided in this Lease.

                                  ARTICLE VII

                              CASUALTY AND TAKING

7.1      CASUALTY AND TAKING.

         In case during the Term all or any substantial part of the Premises, Building, or Lot or any one or more of them, are damaged materially by fire or any other cause or by action of public or other authority in consequence thereof or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlord's election, which may be made, notwithstanding Landlord's entire interest may have been divested, by notice to Tenant within 30 days after the occurrence of the event giving rise to the election to terminate, which notice shall specify the effective date of termination which shall be not less than 30 nor more than 60 days after the date of notice of such termination. If in any such case the Premises are rendered unfit for use and occupation and the Lease is not so terminated, Landlord shall use due diligence to put the Premises, or, in case of a taking, what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required or permitted to remove) into proper condition for use and occupation to the extent permitted by the net award of insurance or damages available to Landlord, and a just proportion of the Annual Rent and additional rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Rent and additional rent shall be abated for the remainder of the Term and an appropriate adjustment shall be made to the Annual Estimated Operating Expenses.

         Notwithstanding the foregoing, if such damage (a) cannot, in Landlord's reasonable opinion asserted in a notice delivered within 30 days of such casualty ("Landlord's Notice"), be fully repaired within six months after Landlord's Notice, or (b) is not in fact repaired within six months after Landlord's Notice (plus up to an additional 30 days required by reason of causes beyond Landlord's control), Tenant shall have the right, by written notice to Landlord given within 30 days after Landlord's Notice, or, as the case may be, within 30 days after the expiration of said six-month construction period (as so extended) if the repairs are not then completed to terminate this Lease, effective as of the date of such casualty as if that date were the date set forth in this Lease for the expiration of the Term; provided, however, that Tenant's failure to provided Landlord with such notice within said 30-day period shall waive Tenant's right to terminate under this Section 7.1; and provided, further, that Tenant shall have no right to terminate if the casualty which damaged the Premises or

Building was caused solely by the negligence of Tenant, its agents, employees, invitees, licensees, subtenants or assignees or any combination of such parties.

7.2      RESERVATION OF AWARD.

         Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, Building or Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, and hereby irrevocably designates and appoints Landlord its attorney-in-fact to execute and deliver in Tenants's name and behalf all such further assignments thereof. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (a) movable trade fixtures installed by Tenant or anybody claiming under Tenant, at its own expense or (b) relocation expenses recoverable by Tenant from such authority in a separate action.

                                  ARTICLE VIII

                               RIGHTS OF MORTGAGEE

8.1      PRIORITY OF LEASE.

         This Lease is and shall continue to be subject and subordinate to any presently existing mortgage or deed of trust of record covering the Lot or Building or both (the "mortgaged premises"). The holder of any such presently existing mortgage or deed of trust shall have the election to subordinate the same to the rights and interests of Tenant under this Lease exercisable by filing with the appropriate recording office a notice of such election, whereupon the Tenant's rights and interests hereunder shall have priority over such mortgage or deed of trust.

         Unless the option provided for in the next following sentence shall be exercised, this Lease shall be superior to and shall not be subordinate to, any mortgage, deed of trust or other voluntary lien hereafter placed on the mortgaged premises. The holder of any such mortgage, deed of trust or other voluntary lien shall have the option to subordinate this Lease to the same, provided that such holder enters into an agreement with Tenant by the terms of which the holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made to expressly bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the mortgaged premises at any foreclosure sale. Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary.

8.2      RIGHTS OF MORTGAGE HOLDERS; LIMITATION OF MORTGAGEE'S LIABILITY.

         The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Premises for the purpose of foreclosure such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Premises for the purpose of foreclosure, such holder shall have all the rights of Landlord. Notwithstanding any other provision of this Lease to the contrary including without limitation Section 10.4, no such holder of a mortgage shall be liable, either as mortgagee or as assignee, to perform, or be liable, either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform any of the obligations of Landlord unless and until such holder shall enter and take possession of the Premises for the purpose of foreclosure, and such holder shall not in any event be liable to perform or for failure to perform the obligations of Landlord under Section 3.1. Upon entry for the purpose of foreclosure such holder shall be liable to perform all of the obligations of Landlord (except for the obligations under Section 3.1), subject to and with the benefit of the provisions of Section 10.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Premises.

8.3      MORTGAGEE'S ELECTION.

         Notwithstanding any other provision to the contrary contained in this Lease, if prior to substantial completion of Landlord's obligations under
Article III, any holder of a first mortgage on the mortgaged premises enters and takes possessions thereof for the purpose of foreclosing the mortgage, such holder may elect, by written notice given to the Tenant and Landlord at any time within 90 days after such entry and taking of possession, not to perform Landlord's obligations under Article III, and in such event such holder and all persons claiming under it shall be relieved of all obligations to perform, and all liability for failure to perform, said Landlord's obligations under Article III, and Tenant may terminate this Lease and all its obligations hereunder by written notice to Landlord and such holder given within 30 days after the day on which such holder shall have given its notice as aforesaid.

8.4  NO PREPAYMENT OR MODIFICATION, ETC.

     Tenant shall not pay Annual Rent, additional rent, or any other charge more than 10 days prior to the due date thereof. No prepayment of Annual Rent, additional rent or other charge, no assignment of this Lease (except as permitted by Section 6.1.6 to an affiliate of Tenant (as defined in Section 6.1.6)) and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord's mortgagees of record, if any.

8.5  NO RELEASE OR TERMINATION.

     No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (a) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights and (b) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 8.5 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. "Reasonable time" as used above in this section shall mean 30 days or such longer period as may be necessary to complete such correction or cure if such condition is determined to exist and shall include additional reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so.

8.6  CONTINUING OFFER.

     The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article VIII) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee; such mortgagee is hereby constituted a party to this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such mortgagee shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article VIII.

8.7  MORTGAGEE'S APPROVAL.

     Landlord's obligation to perform its covenants and agreements hereunder is subject to the condition precedent that this Lease be approved by the holder of any mortgage of which the Premises are a part and by the issuer of any commitment to make a mortgage loan which is in effect on the date hereof. Unless landlord gives Tenant written notice within 30 business days after the date hereof that such holder or issuer, or both, disapprove of this Lease, then this condition shall be deemed to have been satisfied or waived and the provisions of this Section 8.7 shall be of no further force or effect.

                                   ARTICLE IX

                                    DEFAULT

9.1  EVENTS OF DEFAULT.

     If any default by Tenant continues after notice, in case of Annual Rent, additional rent, Tenant Improvement Reimbursement or any other monetary obligation to Landlord for more than 10 days, or in any other case for more than 30 days and such additional time, if any, as is reasonably necessary to cure the default if the default is of such a nature that it cannot reasonably be cured in 30 days and Tenant diligently endeavors to cure such default; or if the Tenant becomes insolvent, fails to pay its debts as they fall due, files a petition under any chapter of the U.S. Bankruptcy Code, 11 U.S.C. 101 et seq., as it may be amended (or any similar petition under any insolvency law of any jurisdiction), or if such petition is filed against Tenant and such petition is not dismissed within 60 days of such filing; or if Tenant proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, makes an assignment or truest motrgage for benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property of Tenant; or if the leasehold hereby created is taken on execution or other process of law in any action against Tenant; then, and in any such case, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter while such default continues and without further notice, at Landlord's election, do any one or more of the following: (a) give Tenant written notice stating that the Lease is terminated, effective upon the giving of such notice or upon a date stated in such notice, as Landlord may elect, in which event the Lease shall be irrevocably extinguished and terminated as stated in such notice without any further action, or (b) with or without process of law, in a lawful manner enter and repossess the Premises as of Landlord's former estate, and expel Tenant and those claiming through or under Tenant, and remove its and their effects, without being guilty of trespass, in which event the Lease shall be irrevocably extinguished and terminated at the time of such entry, or (c) pursue any other rights or remedies permitted by law. Any such termination of the Lease shall be without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and in the event of such termination Tenant shall remain liable under this Lease as hereinafter provided. Tenant hereby waives all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant's effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

9.2  TENANT'S OBLIGATIONS AFTER TERMINATION.

     In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term. In calculating the rent reserved, there shall be included, in addition to the Annual Rent and all additional rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such ending to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next foregoing covenant, Tenant shall be credited with any amount paid to Landlord as compensation as provided in the first sentence of this Section 9.2 and also with the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all Landlord's expenses in connection with such reletting, including, without implied limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (a) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (b) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce
Tenant's liability as aforesaid.

       Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

                                   ARTICLE X

                                 MISCELLANEOUS

10.1   NOTICE OF LEASE.

       Upon request of either party, both parties shall execute and deliver, after the Term begins, a short form of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the Term expires, an instrument is such form acknowledging the date of termination.

10.2   INTENTIONALLY OMITTED.

10.3   NOTICES FROM ONE PARTY TO THE OTHER.

       All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at Tenant's Address or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at Landlord's Address or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall have been deemed duly given if mailed to such address postage prepaid, registered or certified mail, return receipt requested, when deposited with the U.S. Postal Service or if delivered to such address by hand, when so delivered.

10.4   BIND AND INURE.

       The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises in pursuit of its remedies upon an event of default hereunder, and the general assets of the individual partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

10.5   NO SURRENDER.

       The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

10.6   NO WAIVER, ETC.

       The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 6.1.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Building be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of Annual Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver by in writing and signed by Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10.7   NO ACCORD AND SATISFACTION.

       No acceptance by Landlord of a lesser sum than the Annual Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.8   CUMULATIVE REMEDIES.

       The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

10.9   LANDLORD'S RIGHT TO CURE.

       If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of 4% per annum in excess of the then average prime commercial rate of interest being charged by the three largest national banks in Boston, Massachusetts) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

10.10  ESTOPPEL CERTIFICATE.

       Tenant agrees, from time to time, upon not less than 15 days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect; that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Rent and additional rent and to perform its other covenants under this Lease; that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications, and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Annual Rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this Section 10.10 shall be in a form reasonably acceptance to and may be relied upon by any prospective purchaser or mortgagee of premises which include the Premises or any prospective assignee of any such mortgagee.

10.11    WAIVER OF SUBROGATION.

         Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrences of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

10.12    ACTS OF GOD.

         In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, usually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

10.13    BROKERAGE.

         Each of Landlord and Tenant represents and warrants to the other that it has dealt with no broker in connection with this transaction other than spaulding and Slye Company and The Codman Company and each agrees to defend, with counsel approved by the other, indemnify and save the other harmless from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by a broker and in breach of its foregoing representation and warranty.

10.14    SUBMISSION NOT AN OFFER.

         The Submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to Lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy has been delivered to each of them.

10.15    APPLICABLE LAW AND CONSTRUCTION.

         This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall no be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the finding of the aforesaid court and most nearly accomplishes the original intention of the parties.

         There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

         The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

         Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

         EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

                               LANDLORD:

                                         NEW ENGLAND MUTUAL LIFE INSURANCE
                                         COMPANY

                                         By:    Copley Real Estate Advisors,
                                                Inc., its duly authorized asset
                                                manager and advisor

                                                By: Michael H. Harrity
                                                   ---------------------------
                                                   Name: MICHAEL H. HARRITY
                                                         ---------------------
                                                   Title: VICE PRESIDENT
                                                          --------------------
                                         A copy of Landlord's corporate
                                         authorization for such execution is
                                         attached hereto.

                               TENANT:

                                         CROSSCOMM CORPORATION

                                         By: [ILLEGIBLE]
                                             ----------------------------

                                         Name: [ILLEGIBLE]
                                               --------------------------
                                                (please print or type)

                                         Title: V. P. Finance
                                                -------------------------
                                                  (please print or type)

                                         A copy of Tennant's corporate
                                         authorization for such execution is
                                         attached hereto.

COMMONWEALTH OF MASSACHUSETTS)
                             )ss.
COUNTY OF SUFFOLK            )

    On May 13, 1992, before me, the undersigned, a Notary Public in and for said Commonwealth, personally appeared Michael H. Harrity, personally known to me to be the person who executed the within instrument as Vice President of Copley Real Estate Advisors, Inc., a Massachusetts Corporation, as duly authorized asset manager and advisor to New England Mutual Life Insurance Company, a Massachusetts corporation, the corporation therein named, pursuant to its bylaws or a resolution of its board of directors, and acknowledged to me that Copley Real Estate Advisors, Inc. executed the within instrument on behalf of New England Mutual Life Insurance Company as its free act and deed.

     WITNESS my hand a official seal.




                                 /s/ Linda J. Barove
                                 ------------------------------------------
                                 Notary Public in and for said Commonwealth

                                              LINDA J. BAROVE, Notary Public
                                            My Commission Expires Sept. 2, 1994

                                       EXHIBIT A
                                       ----------

                                          Lot 8

     A parcel of land on Donald J. Lynch Boulevard located in Marlborough, Middlesex County, Commonwealth of Massachusetts, shown as Lot 8 on a plan entitled "Plan of Land Marlborough, Mass." dated April 7, 1986, prepared by GLM Engineering Consultants, Inc., recorded with the Middlesex South Registry of Deeds on May 12, 1986 as Plan No. 601 of 1986 (the "Plan"), and bounded and described as follows:

NORTHERLY:        by Donald J. Lynch Boulevard, 603.56 feet;

NORTHERLY:        by Donald J. Lynch Boulevard by a curved line
                  with a radius of 940.00 feet, a distance of
                  124.11 feet;

NORTHEASTERLY:    by Parcel A as shown on said plan, 84.73 feet;

NORTHEASTERLY:    by said Parcel A by a curved line with a
                  radius of 130.00 feet, a distance of 127.78 feet;

EASTERLY:         by said Parcel A, 20.00 feet;

NORTHERLY:        by said Parcel A by a curved line with a
                  radius of 150.00 feet, a distance of 78.54 feet;

NORTHEASTERLY:    by said Parcel A, 120.92 feet;

SOUTHEASTERLY:    by Interstate Route 290 by a curved line with
                  a radius of 8630.00 feet, a distance of 105.85 feet;

SOUTHEASTERLY:    by Interstate Route 290, 785.87 feet; and

SOUTHWESTERLY:    by Lot 9 as shown on said plan, 398.59 feet.

Containing 6.79 acres according to said plan.

     The above described premises include a parcel of registered land shown as "Lot 11" on Land Court Plan No. 3652-I filed with the Land Court Engineer's office in Boston, Massachusetts.

     Together with the right to use the adjacent portion of the adjoining Parcel A shown as "Access & Utility Easement" on a plan entitled "Plan of Land Marlborough, Mass." dated July 22, 1986, prepared by GLM Engineering Consultants, Inc., recorded with said Deeds as Plan No. 1064 of 1986, and that portion of the adjoining Lot 9 shown as "Access & Utility Easement" on a plan entitled "Plan of Land, Marlborough, Mass." dated April 7, 1986, prepared by GLM Engineering Consultants, Inc., recorded with the Middlesex South Registry of Deeds on May 12, 1986 as Plan No. 602 of 1986, for purposes of access, ingress and egress as may from time to time be necessary. Said easements shall be in the locations designated by Landlord from time to time.

                                    EXHIBIT C
                                    ---------
                             Intentionally Omitted.
                             ----------------------

                                   EXHIBIT D

                        Form Of First Amendment To Lease

     THIS FIRST AMENDMENT TO LEASE, made this _____ day of _________, 1992 by and between NEW ENGLAND MUTUAL LIFE INSURANCE COMPANY ("Landlord"), and CROSSCOMM CORPORATION, a Delaware corporation ("Tenant").


                                  WITNESSETH:

     THAT, WHEREAS, Landlord and Tenant did enter into that certain Lease dated _____________________, 1992, for the demise of the Premises described therein (hereinafter the "Lease"); and

     WHEREAS, all terms defined in the Lease shall have the same meanings when referred to herein; and

     WHEREAS, Landlord and Tenant agreed to confirm the Commencement Date of the Lease, pursuant to and in accordance with Article II thereof;

     NOW, THEREFORE, for consideration paid by each to the other, Landlord and Tenant hereby agree that the Commencement Date of the Lease shall be
______________________________.

     EXCEPT as hereby modified and amended, all other terms, provisions, covenants and conditions of the Lease shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Lease as a sealed instrument on or as of the day and year first above written.

WITNESS:                                LANDLORD:

                                        NEW ENGLAND MUTUAL LIFE INSURANCE
                                        COMPANY

                                        By:  Copley Real Estate Advisors,
                                             Inc., its duly authorized asset
                                             manager and advisor


________________________________             By:________________________________

                                                Name:___________________________
                                                Title:__________________________

WITNESS:                                TENANT:

                                        CROSSCOMM CORPORATION


_________________________________       By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                   EXHIBIT E
                                   ---------

Leasehold Improvements as specified in the approved Complete Plans (not available on the date hereof).

                                   EXHIBIT F
                              LANDLORD'S SERVICES

I.   CLEANING
     A.   General
          1. All cleaning work will be performed between 8 a.m. and 12 midnight, Monday through Friday, unless otherwise necessary for stripping, waxing, etc.
          2. Abnormal waste removal (e.g., computer installation paper, bulk packaging, wood or cardboard crates, refuse from cafeteria operation, etc.) shall be Tenant's responsibility.
     B.   Daily Operations (5 times per week)
          1.   Tenant Areas
               a. Empty and clean all waste receptacles; wash receptacles as necessary.
               b.   Vacuum all rugs and carpeted areas.
               c.   Empty, damp-wipe and dry all ashtrays.
          2.   Lavatories
               a.   Sweep and wash floors with disinfectant.
               b.   Wash both sides of toilets seats with disinfectant.
               c.   Wash all mirrors, basins, bowls, urinals.
               d.   Spot clean toilet partitions.
               e.   Empty and disinfect sanitary napkin disposal receptacles.
               f. Refill toilet tissue, towel, soap, and sanitary napkin dispensers.
          3.   Public Areas
               a. Wipe down entrance doors and clean glass (interior and exterior).
               b.   Vacuum elevator carpets and wipe down doors and walls.
               c.   Clean water coolers.
     C.   Operations as Needed (but not less than every other day)
          1.   Tenant and Public Areas
               a.   Buff all resilient floor areas.
     D.   Weekly Operations
          1.   Tenant Areas, Lavatories, Public Areas
               a. Hand-dust and wipe clean all horizontal surfaces with treated cloths to include furniture, office equipment, window sills, door ledges, chair rails, baseboards, convector tops, etc., within normal reach.
               b. Remove finger marks from private entrance doors, light switches, and doorways.
               c.   Sweep all stairways.
     E.   Monthly Operations
          1.   Tenant and Public Areas
               a.   Thoroughly vacuum seat cushions on chairs, sofas, etc.
               b.   Vacuum and dust grillwork.
          2.   Lavatories
               a.   Wash down interior walls and toilet partitions.
     F.   As Required and Weather Permitting
          1.   Entire Building
               a.   Clean inside of all windows.
               b.   Clean outside of all windows.
     G.   Yearly
          1.   Tenant and Public Areas
               a.   Strip and wax all resilient tile floor areas.
II.  HEATING, VENTILATING, AND AIR CONDITIONING
          1. Heating, ventilating, and air conditioning as required to provide reasonably comfortable temperatures for normal business day occupancy (excepting holidays); Monday through Friday from 8:00 a.m. to 5:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m.
          2. Maintenance of any additional or special air conditioning equipment and the associated operating cost will be at Tenant's expense.

III. WATER
     Hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.
IV.  ELEVATORS (if Building is Elevatored)
          Elevators for the use of all tenants and the general public for access to and from all floors of the Building. Programming of elevators (including, but not limited to, service elevators) shall be as Landlord from time to time determines best for the Building as a whole.
V.   RELAMPING OF LIGHT FIXTURES
          Tenant will reimburse Landlord for the cost of lamps, ballasts and starters and the cost of replacing same within the Premises.
VI.  CAFETERIA AND VENDING INSTALLATIONS
          1. Any space to be used primarily for lunchroom or cafeteria operation shall be Tenant's responsibility to keep clean and sanitary, it being understood that Landlord's approval of such use much be first obtained in writing.
          2. Vending machines or refreshment service installations by Tenant must be approved by Landlord in writing and shall be restricted in use to employees and business callers. All cleaning necessitated by such installations shall be at Tenant's expense.
VII. ELECTRICITY
     A. Landlord, at Landlord's expense, shall furnish electrical energy required for lighting, electrical facilities, equipment, machinery, fixtures, and appliances used in or for the benefit of Tenant's Space, in accordance with the provisions of the lease of which this Exhibit is part.
     B. Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment other than normal office machines such as desk-top calculators and typewriters, or any fixtures, appliances or equipment which Tenant on a regular basis operates beyond normal building operating hours. In the event of any such connection, Tenant agrees to an increase in the ANNUAL ESTIMATED ELECTRICAL COST TO TENANT'S SPACE and a corresponding increase in Annual Rent by an amount which will reflect the cost to Landlord of the additional electrical service to be furnished by Landlord, such increase to be effective as of the date of any such installation.
          If Landlord and Tenant cannot agree thereon, such amount shall be such amount shall be conclusively determined by a reputable independent electrical engineer or consulting firm to be selected by Landlord and paid equally by both parties, and the cost to
          Landlord will be included in Landlord's Operating Costs provided in
          Section 4.2 hereof.
     C. Tenant's use of electrical energy in Tenant's Space shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving Tenant's Space. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operate on a voltage in excess of 120 volts nominal or make any alteration or addition to the electric system of Tenant's Space. Unless Landlord shall reasonably object to the connection of any such fixtures, appliances or equipment, all additional risers or other equipment required therefor shall be provided by Landlord, and the cost thereof shall be paid by Tenant upon Landlord's demand. In the event of any such connection, Tenant agrees to an increase in the ANNUAL ESTIMATED ELECTRICAL COST TO TENANT'S SPACE and a corresponding in Annual Rent by an amount which will reflect the cost to Landlord of the additional service to be furnished by Landlord, such increase to be effective as of the date of any such connection. If Landlord and Tenant cannot agree thereon, such amount shall be conclusively determined by a reputable independent electrical engineer or consulting firm to be selected by Landlord and paid equally by both parties, and the cost to Landlord will be included in Landlord's Operating Costs provided in Section 4.2 hereof.
     D. If at any time after the date of this Lease, the rates at which Landlord purchases electrical energy from the public utility supplying electric service to the Building, or any charges incurred or taxes payable by Landlord in connection therewith, shall be increased or decreased, the Annual Rent and ANNUAL ESTIMATED ELECTRICAL COST TO TENANT'S SPACE shall be increased or decreased, as the case may be, by an amount equal to the estimated increase or decrease, as the case may be, in Landlord's cost of furnishing the electricity referred to in Paragraph A above as a result of such increase or decrease in rates, charges, or taxes. If Landlord and Tenant cannot agree thereon, such amount shall be conclusively determined by a reputable independent electrical engineer or consulting firm to be selected by Landlord and paid equally by both parties, and the cost to Landlord will be included in Landlord's Operating Costs as provided in Section 4.2 hereof. Any such increase or decrease shall be effective as of the date of the increase or decrease in such rate, charges, or taxes.
E.  Landlord may, at any time, elect to discontinue the furnishing of electrical energy. In the event of any such election by Landlord: (1) Landlord agrees to give reasonable advance notice of any such discontinuance to Tenant; (2) Landlord agrees to permit Tenant to receive electrical service directly from the public utility supplying service to the Building and to permit the existing feeders, risers, wiring and other electrical facilities serving Tenant's Space to be used by Tenant and/or such public utility for such purpose to the extent they are suitable and safely capable; (3) Landlord agrees to pay such charges and costs, if any, as such public utility may impose in connection with the installation of Tenant's meters and to make or, at such public utility's election, to pay for such other installations as such public utility may require, as a condition of providing comparable electrical service to Tenant; (4) the Annual Rent shall be equitably decreased to reflect such discontinuance by an amount equal to the ANNUAL ESTIMATED ELECTRICAL COST TO TENANT'S SPACE then in effect; and (5) Tenant shall thereafter pay, directly to the utility furnishing the same, all charges for electrical services to the Premises.
F. Whenever the Annual Rent is increased or decreased pursuant to any of the foregoing paragraphs of this Article, the parties agree, upon request of either, to execute and deliver each to the other an amendment to this Lease confirming such increase or decrease.


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

                                    EXHIBIT G

                              RULES AND REGULATIONS

1. The entrances, lobbies, passages, corridors, elevators, halls, courts, sidewalks, vestibules, and stairways shall not be encumbered or obstructed by Tenant, Tenant's agents, servants, employees, licensees or visitors or used by them for any purposes other than ingress or egress to and from the Premises.

2. The moving in or out of all safes, freight, furniture, or bulky matter of any description shall take place during the hours which Landlord may determine from time to time. Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to have Landlord's structural engineer review Tenant's floor loads on the Premises at Tenant's expense.

3. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, lease or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building. No animals or birds shall be brought or kept in or about the Building. Bicycles shall not be permitted in the Building.

4. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any common space which would be unsightly from the Building corridors or from the exterior of the Building and will promptly remove the same upon notice from Landlord.

5. Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electric or electrical devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, or with the operation of roads or highways in the vicinity of the Building, and shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the Premises, without the prior written approval of Landlord.

6. Tenant may not (without Landlord's approval therefor, which approval will be signified on Tenant's Plans submitted pursuant to the Lease) and Tenant shall not permit or suffer anyone to: (a) cook in the Premises;
    (b) place vending or dispensing machines of any kind in or about the Premises; (c) at any time sell, purchase or give away, or permit the sale, purchase, or gift of food in any form.

7. Tenant shall not: (a) use the Premises for lodging, manufacturing or for any immoral or illegal purposes; (b) use the Premises to engage in the manufacture or sale of, or permit the use of spirituous, fermented, intoxicating or alcoholic beverages on the Premises; (c) use the Premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Premises.

8. No awning or other projections shall be attached to the outside walls or windows. No curtains, blinds, shades, screens or signs other than those furnished by Landlord shall be attached to, hung in, or used in connection with any window or door of the Premises without prior written consent of Landlord.

9. No signs, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the Premises if visible from outside of the Premises. Interior signs on doors shall be painted or affixed for Tenant by Landlord or by sign painters first approved by Landlord at the expense of Tenant and shall be of a size, color and style acceptable to Landlord.

10. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity without prior written consent of Landlord. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability for offices, and, upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

11. Door keys for doors in the Premises will be furnished at the Commencement of the Lease by Landlord. Tenant shall not affix additional locks on doors and shall purchase duplicate keys only from Landlord and will provide to Landlord the means of opening of safes, cabinets, or vaults left on the Premises. In the event of the loss of any keys so furnished by Landlord, Tenant shall pay to Landlord the cost thereof.

12. Tenant shall cooperate and participate in all security programs affecting the Building. Subject to Landlord's consent, Tenant may install, at Tenant's sole cost and expense, a security system for the Premises; Tenant shall coordinate such measures with Landlord to assure Landlord's access to the Premises and the Building, to assure reasonable access to that portion of the Building not occupied by Tenant, and to assure integration with base building systems and requirements in an appropriate way.

13. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

14. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily embraced within Tenant's use of the Premises as specified in its Lease. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same. Peddlers, solicitors and beggars shall be reported to the Management Office.

15. Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or Premises. No boring, driving of nails, or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior written approval of Landlord. The use of cement or other similar adhesive material is expressly prohibited.

16. Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed except when being used for access.

17. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.